UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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Ampco–Pittsburgh Corporation

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD THURSDAY, MAY 5, 2011

TO THE SHAREHOLDERS OF

AMPCO-PITTSBURGH CORPORATION

Notice is hereby given that the Annual Meeting of the Shareholders of Ampco-Pittsburgh Corporation will be held in The Carnegie Room, 3rd Floor, The Duquesne Club, 325 Sixth Avenue, Pittsburgh, Pennsylvania, on Thursday, May 5, 2011 at 10:00 a.m., for the following purposes:

1.	to elect a class of three directors for a term that expires in 2014;

2.	to hold an advisory vote on executive compensation (the “Say-on-Pay” vote);

3.	to hold an advisory vote to determine shareholder preferences on whether future Say-on-Pay votes should occur every one, two or three years (the “Say-When-on-Pay” vote);

4.	to act upon a proposal to approve the Ampco-Pittsburgh Corporation 2011 Omnibus Incentive Plan;

5.	to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2011; and

6.	to transact such other business as may properly come before the meeting and any adjournment thereof.

Shareholders of record on March 14, 2011 are entitled to notice of and to vote at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Rose Hoover,
Senior Vice President and Secretary

Pittsburgh, Pennsylvania

March 22, 2011

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Shareholders to Be Held on May 5, 2011

The proxy statement and the annual report of the Corporation are available at
http://www.ampcopittsburgh.com/financial.html.

All shareholders are cordially invited to attend the meeting in person. Your vote is important and, whether or not you expect to attend in person, it is requested that you PROMPTLY fill in, sign, and return the enclosed proxy card or follow the internet or telephone voting instructions included on the proxy card.

PROXY STATEMENT

March 22, 2011

Annual Meeting of Shareholders to be held May 5, 2011

SOLICITATION OF PROXIES

This Proxy Statement is furnished in connection with the solicitation of proxies to be used at the Annual Meeting of Shareholders (the “Annual Meeting”) of AMPCO-PITTSBURGH CORPORATION (the “Corporation”) to be held on May 5, 2011. The first mailing of the proxy material to the shareholders is expected to be made on or about March 22, 2011.

The accompanying proxy is solicited on behalf of the Board of Directors of the Corporation. In addition to the solicitation of proxies by use of the mails, proxies may be solicited by directors and employees, in person or by telephone, and brokers and nominees may be requested to send proxy material to and obtain proxies from their principals. The Corporation will pay the costs incurred for those solicitations of proxies.

Any shareholder has the power to revoke the proxy at any time prior to the voting thereof. Revocation of the proxy will not be effective until notice thereof has been given to the Secretary of the Corporation, a duly executed proxy bearing a later date is presented or the shareholder votes the shares subject to the proxy in person at the Annual Meeting.

VOTING SECURITIES AND RECORD DATE

Only holders of record of Common Stock of the Corporation at the close of business on March 14, 2011 will be entitled to vote at the meeting. On that date, there were 10,305,156 shares of Common Stock outstanding. The holders of those shares are entitled to one vote per share. In the election of directors, the shares may be voted cumulatively. Cumulative voting means that the number of shares owned by each shareholder may be multiplied by the number of directors to be elected and that total voted for the nominees in any proportion. Shares that are not voted cumulatively are voted on a one vote per share basis for each nominee, except for those nominees, if any, for whom the shareholder is withholding authority to vote. If you return your signed proxy but do not indicate how you wish to vote, your shares will be voted non-cumulatively “FOR” the election of each of the director nominees named in this Proxy Statement or voted cumulatively for one or more of the nominees at the discretion of the Proxies; “FOR” approval of the Corporation’s executive compensation; in favor of a vote on the Corporation’s executive compensation every “THREE” years; “FOR” approval of the 2011 Omnibus Incentive Plan; and “FOR” ratification of Deloitte & Touche LLP as the independent registered public accounting firm for 2011, as applicable.

REQUIRED VOTE

Under Pennsylvania law and the Corporation’s By-laws, as amended, the presence of a quorum is required to transact business at the 2011 Annual Meeting. A quorum is defined as the presence, either in person or by proxy, of a majority of the votes that all shareholders are entitled to cast at the meeting. For these purposes, shares that are present or represented by proxy at the Annual Meeting will be counted toward a quorum, regardless of whether the holder of the shares or proxy abstains with respect to or withholds authority to vote on a particular matter, whether a broker is present or represented by proxy but lacks discretionary voting authority with respect to any particular matter or whether a broker with discretionary authority fails to exercise such authority with respect to any particular matter. Neither an abstention nor a broker non-vote will be treated as a vote cast.

With respect to the election of directors, the nominees who receive the most votes for the available positions will be elected. If you withhold authority to vote for a particular nominee on your proxy card, your vote will not count either “FOR” or “AGAINST” the nominee. Abstentions are not counted in the election of directors, and neither abstentions nor broker non-votes will affect the outcome.

The approval of a majority of the votes cast at the meeting is required for advisory (non-binding) approval of Proposal 2, which is the Say-on-Pay vote. The vote is advisory, and therefore not binding on the Corporation, the Compensation Committee or our Board. Neither abstentions nor broker non-votes will affect the outcome.

The approval of a majority of the votes cast at the meeting is also required for advisory (non-binding) approval of Proposal 3, which is the Say-When-on Pay vote. If none of the alternatives of this item (one year, two years or three years) receive a majority vote, we will consider the highest number of votes cast by our shareholders to be the frequency that has been selected by the shareholders. However, because this vote is advisory and not binding on the Board of Directors or the Corporation in any way, the Board may decide that it is in the best interest of our shareholders and the Corporation to hold an advisory vote on executive compensation more or less frequently than the option approved by our shareholders. Neither abstentions nor broker non-votes will affect the outcome.

The approval of the Omnibus Incentive Plan will require the affirmative vote of a majority of the votes cast at the meeting; provided that the total vote cast on the proposal represents over 50% in interest of all of our securities entitled to vote on the proposal. Abstentions and broker non-votes will have the effect of a negative vote unless the total vote cast on the proposal represents over 50% in interest of all of our securities entitled to vote on the proposal, in which case they will not affect the outcome.

With respect to the ratification of Deloitte & Touche LLP as the independent registered public accounting firm for 2011, the affirmative vote of a majority of the votes cast at the meeting is required. Neither abstentions nor broker non-votes will affect the outcome.

If a broker indicates on its proxy that it does not have authority to vote certain shares held in “street name,” the shares not voted are referred to as “broker non-votes.” Broker non-votes occur when brokers do not have discretionary voting authority to vote certain shares held in street name on particular proposals under the rules of the New York Stock Exchange, and the beneficial owner of those shares has not instructed the broker how to vote on those proposals. If you are a beneficial owner, your broker, bank or other nominee is permitted to exercise discretionary authority to vote your shares on the ratification of Deloitte & Touche LLP as the independent registered public accounting firm for 2011, even if it does not receive voting instructions from you. However, it is not permitted to exercise discretionary authority to vote your shares in the election of directors, the Say-on-Pay vote, the Say-When-on-Pay vote or for the approval of the Omnibus Incentive Plan in the absence of voting instructions from you.

ELECTION OF DIRECTORS

(Proposal 1)

A class of three directors will be elected for a term of three years to fill the class of directors whose term expires in 2011. All nominees for election to the Board of Directors are currently directors. The nominees were recommended by the Nominating and Governance Committee and nominated by the Board of Directors at its February 16, 2011 meeting and are willing to serve as directors if elected. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED BELOW. If at the time of the Annual Meeting a nominee should be unable or unwilling to stand for election, the proxies will be voted for the election of such person, if any, as may be selected by the Board of Directors to replace him.

Nominees for Directors for a Term of Office Expiring in 2014:

WILLIAM K. LIEBERMAN (age 63, Director since 2004). Mr. Lieberman has been President of The Lieberman Companies for more than five years. In addition to more than forty years of management experience in the insurance, benefit and risk management areas, Mr. Lieberman has served as a director or trustee of many organizations including charitable organizations, hospitals and universities. These qualifications led the Board to conclude that he should serve as a director.

STEPHEN E. PAUL (age 43, Director since 2002). Mr. Paul has been a managing principal of Laurel Crown Partners, a private investment company, for more than five years. He is also a director of Morton’s Restaurant Group, Inc. Mr. Paul’s background in investment banking and private equity investment led the Board to conclude that he should serve as a director.

CARL H. PFORZHEIMER, III (age 74, Director since 1982). Mr. Pforzheimer has been Managing Partner or Manager of Carl H. Pforzheimer & Co. LLC or its predecessors or related entities for more than forty-five years. In addition to the attendant investment advisory analytical skills gained from such a long term position, his role as chairman of the Risk Management Committee of U. S. Trust Co. for several years led the Board to conclude Mr. Pforzheimer should serve as a director.

Directors Whose Term of Office Expires in 2013:

LEONARD M. CARROLL (age 68, Director since 1996). Mr. Carroll has been Managing Director of Seneca Capital Management, Inc., a private investment company, for the past fourteen years. The Board concluded that Mr. Carroll should serve as a director because of his broad financial background and investment knowledge. He is a retired Certified Public Accountant and has held various positions in the banking industry including President, Director and Chairman for over 37 years.

LAURENCE E. PAUL (age 46, Director since 1998). Mr. Paul has been a managing principal of Laurel Crown Partners, a private investment company, for more than five years and prior to that was an investment banker for ten years. He is also a director of Valeant Corporation and was a director of Morton’s Restaurant Group, Inc. Mr. Paul’s experience as a senior investment banker and private equity investor for almost twenty years led the Board to conclude that he possessed skills in financial management and risk assessment that would be beneficial to the Corporation.

ERNEST G. SIDDONS (age 77, Director since 1981). Mr. Siddons was President and Chief Operating Officer for more than five years prior to his retirement in April 2009. With more than thirty years of experience with the Corporation in operations and financial management, the Board concluded that Mr. Siddons should serve as a director. Positions held earlier with the Corporation, including those of Chief Financial Officer and Treasurer and President of Union Electric Steel, were also considered.

Directors Whose Term of Office Expires in 2012:

ROBERT J. APPEL (age 79, Director since 2004). Mr. Appel has been President of Appel Associates since 2003 and before that was a partner of Neuberger Berman (an investment advisory firm) for twenty years. He also served as a director of Neuberger Berman during the past five years. The Board concluded that Mr. Appel should serve as a director because of his many years of financial and investment experience, including his background as a certified public accountant.

PAUL A. GOULD (age 65, Director since 2002). Mr. Gould has been with Allen & Co., Inc., an investment banking company, for more than thirty-five years and has been managing director of that company for more than five years. During the last five years he has served as a director of Discovery Communications, Discovery Holding Company, UnitedGlobalCom, Inc., Liberty Global, Inc., and DirecTV. He resigned from the Boards of Liberty Media Corporation and Discovery Holding Company in 2009. Mr. Gould’s long term financial and investment background led to the Board’s conclusion that he should serve as a director.

ROBERT A. PAUL (age 73, Director since 1970). Mr. Paul has been Chairman and Chief Executive Officer for more than five years. He is also the President and a director of The Louis Berkman Investment Company. As a shareholder, officer and director of the Corporation for more than 40 years, the Board believes he possesses the experience and knowledge to serve as a director. In addition, the Board considered his many years of service to the community as Trustee and Chairman of the Investment Committees of several major hospitals and universities as well as his current position as a director of the Pittsburgh Branch of the Cleveland Federal Reserve Bank.

Robert A. Paul is the father of Laurence E. Paul and Stephen E. Paul. There are no other family relationships among the directors and officers.

The leadership structure of the Corporation combines the positions of chief executive officer and chairman of the board. The Board believes that the full-time executive managing the day-to-day operation of the Corporation is the person most knowledgeable and qualified to lead the group of individuals responsible for the higher level decisions such as strategic direction and protection of shareholder interests. The Board also elects a new “lead” director each year. The lead director must be a non-management, independent director and is required to hold private sessions of the non-management directors after each board meeting as well as a meeting of independent directors at least once each year. The Board believes these private meetings allow the non-management directors to evaluate and critique the leadership and performance of management and to develop an action plan if that performance is substandard.

The Board of Directors has adopted categorical standards to assist it in evaluating the independence of its directors. The standards are attached to the Corporate Governance Guidelines which are available on the Corporation’s website at www.ampcopittsburgh.com. After performing this evaluation in accordance with those guidelines, the Board has determined that Robert J. Appel, Leonard M. Carroll, Paul A. Gould, William K. Lieberman and Carl H. Pforzheimer, III do not have material relationships with the Corporation (other than as members of the Board of Directors) and are independent within the meaning of the Corporation’s independence standards and those of the New York Stock Exchange (the “NYSE”).

Director Nominating Procedures

The Corporation’s Corporate Governance Guidelines and its Nominating and Governance Committee Charter charge the Nominating and Governance Committee with selecting nominees for election to the Board of Directors and with reviewing, at least annually, the qualifications of new and existing members of the Board of Directors. The Nominating and Governance Committee also considers the extent to which such members may be considered “independent” within the meaning of applicable NYSE rules as well as other appropriate factors, including overall skills and experience.

The Nominating and Governance Committee will, from time to time, seek to identify potential candidates for director nominees and will consider potential candidates proposed by other members of the Board of Directors, by management of the Corporation or by shareholders of the Corporation.

In considering candidates submitted by shareholders of the Corporation, the Nominating and Governance Committee will take into consideration the needs of the Board of Directors and the candidate’s qualifications. To have a candidate considered by the Committee, a shareholder must submit the recommendation in writing and must include the information set forth in Section 2 of Article I of the Corporation’s Amended and Restated By-Laws.

The shareholder recommendation and information described above must be sent to the Corporate Secretary at 600 Grant Street, Suite 4600, Pittsburgh, PA 15219 and, in order to allow for timely consideration, must be received not less than 90 days in advance of the anniversary date of the Corporation’s most recent annual meeting of shareholders.

Once a person has been identified by the Nominating and Governance Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. Generally, if the person expresses a willingness to be considered and to serve on the Board of Directors and the Nominating and Governance Committee believes that the candidate has the potential to be a good candidate, the Nominating and Governance Committee would seek to gather information from or about the candidate. Such information may include information gathered through one or more interviews as appropriate and review of his or her accomplishments and qualifications generally, in light of any other candidates that the Nominating and Governance Committee may be considering. The Nominating and Governance Committee’s evaluation process does not vary based on whether the candidate is recommended by a shareholder. Although the Nominating and Governance Committee does not have a formal written diversity policy, it does strive to identify candidates for director with diverse education and career backgrounds to better serve the Corporation and periodically evaluates the diversity of the backgrounds of the Corporation’s directors.

Non-Management Directors

The non-management directors have regularly scheduled executive sessions. Robert J. Appel was chosen to preside as the lead director at these meetings beginning with the 2010 Annual Meeting to serve for the ensuing year. On February 16, 2011, Leonard M. Carroll was chosen to be the new lead director effective from the 2011 Annual Meeting until the 2012 Annual Meeting. A new lead director will be chosen annually. Any shareholder who wants to communicate directly with the presiding director or the non-management directors as a group can do so by following the procedure below under “Shareholder Communications with Directors”.

Shareholder Communications with Directors

The Board of Directors has established a process to receive communications from shareholders and other interested parties. To communicate with the Board of Directors, any individual director or any group or committee of directors, correspondence should be addressed to the Board of Directors or such individual or group or committee and sent to Ampco-Pittsburgh Corporation “c/o Corporate Secretary” at 600 Grant Street, Suite 4600, Pittsburgh, PA 15219. Communications sent in this manner will be reviewed by the office of the Corporate Secretary for the purpose of determining whether the contents represent a message to one or more of the Corporation’s directors. Depending on the subject matter, the Corporate Secretary may attempt to handle the inquiry directly, such as when it is a request for information about the Corporation or a stock-related matter. The Corporate Secretary also may not forward the communication if it is primarily commercial in nature or it relates to an improper or irrelevant topic.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

(Proposal 2)

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which became law in July 2010, requires public companies to include in their 2011 proxy statements a shareholder resolution on the compensation of their named executive officers (“Say-on-Pay”). Pursuant to the provisions of the Dodd-Frank Act, the Say-on-Pay vote is advisory and therefore not binding on the Corporation or the Board. However, the Board of Directors and the Compensation Committee will carefully review the opinions that our shareholders express and will take the outcome of the vote into account when making decisions regarding executive compensation.

We believe that the Say-on-Pay vote represents an additional means by which we may obtain important feedback from our shareholders about executive compensation. As set forth in the Compensation Discussion and Analysis, the overall objectives of our executive compensation program are to provide compensation that is competitive, create a structure that is based on achievement of performance goals and provide incentive for long-term continued employment.

Shareholders are encouraged to read the Compensation Discussion and Analysis which discusses how the elements of the compensation packages for the named executive officers are determined. The Board and the

Compensation Committee believe that these policies and procedures are strongly aligned with the long-term interests of our shareholders and are effective in achieving the strategic goals of the Corporation. The Say-on-Pay vote gives you, as a shareholder, the opportunity to endorse or not endorse our executive compensation program by voting for or against the following resolution:

“RESOLVED, that the shareholders of Ampco-Pittsburgh Corporation (the “Corporation”) approve, on an advisory basis, the compensation of the Corporation’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THIS RESOLUTION AND THEREBY ENDORSE THE CORPORATION’S EXECUTIVE COMPENSATION PROGRAM.

TIMING OF ADVISORY VOTE ON EXECUTIVE COMPENSATION

(Proposal 3)

The Dodd-Frank Act also requires a vote to be held at least once every six years to allow shareholders to express their preferences on the frequency of the Say-on-Pay vote—whether it should occur every one, two or three years (“Say-When-on-Pay”). The Corporation’s management and Board of Directors are permitted to recommend one of the alternatives to the shareholders. We believe that setting a three year period for holding this shareholder vote will create the best means for the Corporation to obtain information on investor sentiment about our executive compensation philosophy. An advisory vote every three years will be the most effective timeframe for the Corporation to respond to shareholders’ feedback and will provide the Corporation with sufficient time to engage with shareholders to understand and respond to the vote results.

Our Board and management believe that a well-structured compensation program should include plans that drive the creation of shareholder value over the long term and do not simply focus on short-term gains. Because of that, we believe any annual advisory vote will be more limited in value than a vote which reflects the long-term executive compensation philosophy set by the Compensation Committee and Board of Directors.

The Say-When-on-Pay vote is expressed through a vote on the following resolution:

“RESOLVED, that a non-binding advisory vote of the stockholders of Ampco-Pittsburgh Corporation (the “Corporation”) to approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to the disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, be held at an Annual Meeting of the Shareholders, beginning with the 2011 Annual Meeting of the Shareholders (1) every one year, (2) every two years or (3) every three years.”

The enclosed proxy card gives you four choices: you can choose whether the Say-on-Pay vote should be conducted every one year, every two years or every three years, or you can abstain. This vote is an advisory vote and is therefore not binding on the Corporation or the Board.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO HOLD AN ADVISORY VOTE ON EXECUTIVE COMPENSATION (SAY-ON-PAY) EVERY THREE YEARS.

APPROVAL AND ADOPTION OF THE 2011 OMNIBUS INCENTIVE PLAN

(Proposal 4)

The Board of Directors believes that the Corporation’s stock incentive program is an integral part of our approach to long-term incentive compensation, focused on shareholder return, and our continuing efforts to align shareholder and management interests. We believe that growth in shareholder value depends on, among other things, our continued ability to attract and retain employees, directors and consultants in a competitive workplace market with the experience and capacity to perform at the highest levels.

The current 2008 Omnibus Incentive Plan was approved by the Board of Directors and our shareholders in 2008. As of the record date for the 2011 Annual Meeting of Shareholders, there were 30,000 shares available for grants under the 2008 Omnibus Incentive Plan. The Board believes that the use of equity-based compensation is a vital factor in attracting and retaining effective and capable personnel who contribute to our growth and success and in establishing a direct link between the financial interests of such individuals and our shareholders. In view of the limited number of shares remaining available to provide such incentives under the 2008 Omnibus Incentive Plan, on February 16, 2011, the Board approved the 2011 Omnibus Incentive Plan (the “Incentive Plan”) which authorizes the issuance of up to 1,000,000 shares of the Corporation’s common stock for grants of equity-based compensation as described below and places special limits on the number of shares that may be granted as restricted shares, restricted share units or other stock-based awards.

While the Incentive Plan is largely similar in design and format to the 2008 Omnibus Incentive Plan, the following features have been added or updated in the Incentive Plan:

•

Revise Share Counting Rules. In addition to shares actually issued to participants with respect to awards, shares that are withheld on exercise or settlement of an award to cover the exercise price or tax withholding will not be available for new grants under the Incentive Plan.

•

Limit Discretion to Accelerate Vesting of Awards. Limit the Committee’s discretion to accelerate vesting of any outstanding awards other than in connection with a participant’s death, disability, retirement, involuntary termination, a change in control or for recruitment.

•

Minimum Vesting and Performance Periods. Awards of stock options and stock appreciation rights will vest no sooner than over a three-year period. Similarly, new awards of restricted shares or units and other stock-based awards are subject to a minimum forfeiture period of three years. However, if an award is performance-based, the minimum vesting schedule or forfeiture period will be one year. These vesting and forfeiture requirements are subject to special rules or terms that may apply due to the participant’s death, disability, retirement, involuntary termination, a change in control of the Company or for recruitment purposes.

•	No Repricing. Expressly prohibit the repricing of options and stock appreciation rights without shareholder approval.

•

Burn Rate Limitation. Although not expressly stated in the Incentive Plan, the Corporation has committed that the average three-year burn rate for grants made under the Incentive Plan will not exceed the greater of: (1) the mean (µ) plus one standard deviation (s) of the Corporation’s “GICS” group segmented by Russell 3000 index and non-Russell 3000 index (per the Burn Rate Table published annually by ISS); and (2) two percent of weighted common shares outstanding.

Shareholder approval of the 2011 Omnibus Incentive Plan is desired, among other reasons, to ensure the tax deductibility by the Corporation of certain performance-based awards for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and to meet the listing requirements of the New York Stock Exchange. Upon approval of the Incentive Plan, the 2008 Omnibus Incentive Plan will be frozen and no new grants will be made under that plan.

The material features of the Incentive Plan are summarized below. The summary is qualified in its entirety by reference to the specific provisions of the Incentive Plan, the full text of which is set forth as Appendix A to this proxy statement.

Administration

The Incentive Plan is administered by the Compensation Committee of the Board (the “Committee”). The Committee has the authority to determine, within the limits of the express provisions of the Incentive Plan, the individuals to whom awards will be granted, the nature, amount and terms of such awards and the objectives and conditions for earning such awards. The Committee generally has discretion to delegate its authority under the Incentive Plan to another committee of the Board, a subcommittee or to such other party or parties, including officers of the Corporation, as the Committee deems appropriate.

Types of Awards

Awards under the Incentive Plan may include incentive stock options, non-qualified stock options, stock appreciation rights (“SARs”), restricted shares of common stock, restricted stock units, performance share or unit awards, other stock-based awards and cash-based incentive awards.

Stock Options. The Committee may grant to a participant options to purchase Corporation common stock that qualify as incentive stock options for purposes of Section 422 of the Code (“incentive stock options”), options that do not qualify as incentive stock options (“non-qualified stock options”) or a combination thereof. The terms and conditions of stock option grants, including the quantity, exercise price, vesting periods and other conditions on exercise will be determined by the Committee.

The exercise price for stock options will be determined by the Committee in its discretion, but with respect to any incentive stock option grant may not be less than 100% of the fair market value of one share of the Corporation’s common stock on the date when the option is granted. Additionally, in the case of incentive stock options granted to a holder of more than 10% of the total combined voting power of all classes of stock of the Corporation on the date of grant, the exercise price may not be less than 110% of the fair market value of one share of common stock on the date the stock option is granted. On March 7, 2011, the market price per share of the Corporation’s common stock was $25.42 based on the closing price of the common stock on the New York Stock Exchange on such date.

Stock options must be exercised within a period fixed by the Committee that may not exceed ten years from the date of grant, except that in the case of incentive stock options granted to a holder of more than 10% of the total combined voting power of all classes of stock of the Corporation on the date of grant, the exercise period may not exceed five years. The Incentive Plan provides for earlier termination of stock options upon the participant’s termination of service, unless extended by the Committee, but in no event may the options be exercised after the scheduled expiration date of the options.

At the Committee’s discretion, payment for shares of common stock on the exercise of stock options may be made in cash, shares of the Corporation’s common stock held by the participant or in any other form of consideration acceptable to the Committee (including one or more forms of “cashless” exercise).

Stock Appreciation Rights. The Committee may grant to a participant an award of SARs, which entitles the participant to receive, upon its exercise, a payment equal to (i) the excess of the fair market value of a share of common stock on the exercise date over the SAR exercise price, times (ii) the number of shares of common stock with respect to which the SAR is exercised.

The exercise price for a SAR will be determined by the Committee in its discretion, but generally will not be less than 100% of the fair market value of one share of the Corporation’s common stock on the date when the SAR is granted. Upon exercise of a SAR, payment may be made in cash, shares of the Corporation’s common stock held by the participant or in any other form of consideration acceptable to the Committee (including one or more forms of “cashless” exercise). SARs must be exercised within a period fixed by the Committee that may not exceed ten years from the date of grant.

Restricted Shares and Restricted Units. The Committee may award to a participant shares of common stock subject to specified restrictions (“restricted shares”). Restricted shares are subject to forfeiture if the participant does not meet certain conditions such as continued employment over a specified forfeiture period and/or the attainment of specified performance targets over the forfeiture period.

The Committee also may award to a participant units representing the right to receive shares of common stock in the future subject to the achievement of one or more goals relating to the completion of service by the participant or the achievement of performance or other objectives (“restricted units”). The terms and conditions of restricted share and restricted unit awards are determined by the Committee.

For participants who are subject to Section 162(m) of the Code, the performance targets described in the preceding two paragraphs may be established by the Committee, in its discretion, based on one or more of the following measures (the “Performance Goals”):

•	Net earnings or net income (before or after taxes);

•	Earnings per share or earnings per share growth, total units, or unit growth;

•	Net sales, sales growth, total revenue, or revenue growth;

•	Net operating profit;

•	Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);

•	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

•	Earnings before or after taxes, interest, depreciation, and/or amortization;

•	Gross or operating margins;

•	Share price or relative share price (including, but not limited to, growth measures and total shareholder return);

•	Market share or change in market share;

•	Customer retention or satisfaction; or

•	Working capital targets.

The Performance Goals may be measured with respect to the Corporation or any one or more of its subsidiaries, divisions or affiliates either in absolute terms or as compared to another corporation, company, or an index established or designated by the Committee. The above terms will have the same meaning as in the Corporation’s financial statements, or if the terms are not used in the Corporation’s financial statements, as applied pursuant to generally accepted accounting principles or as used in the industry, as applicable.

Performance Awards. The Committee may grant performance awards to participants under such terms and conditions as the Committee deems appropriate. A performance award entitles a participant to receive a payment from the Corporation, the amount of which is based upon the attainment of predetermined performance targets over a specified award period. Performance awards may be paid in cash, shares of common stock or a combination thereof as determined by the Committee.

Award periods will be established at the discretion of the Committee. The performance targets will also be determined by the Committee. With respect to participants subject to Section 162(m) of the Code, the applicable performance targets will be established, in the Committee’s discretion, based on one or more of the Performance Goals described under the section titled “Restricted Shares and Restricted Units” above. To the extent that a participant is not subject to Section 162(m) of the Code, when circumstances occur that cause predetermined performance targets to be an inappropriate measure of achievement, the Committee, at its discretion, may adjust the performance targets or the amount or value of the performance award.

Other Stock-Based Awards. The Committee may grant equity-based or equity-related awards, referred to as “other stock-based awards,” other than options, SARs, restricted shares, restricted units, or performance awards. The terms and conditions of each other stock-based award will be determined by the Committee. Payment under any other stock-based awards will be made in common stock or cash, as determined by the Committee.

Cash-Based Awards. The Committee may grant cash-based incentive compensation awards, which would include performance-based annual cash incentive compensation to be paid to covered employees subject to Section 162(m) of the Code. The terms and conditions of each cash-based award will be determined by the Committee. The following material terms will be applicable to performance-based cash awards granted to covered executives subject to Section 162(m):

•

The class of persons covered consists of those senior executives of the Corporation who are from time to time determined by the Committee to be subject to Section 162(m) of the Code (the “covered employees”);

•

The targets for annual incentive payments to covered employees will consist only of one or more of the Performance Goals discussed under the section titled “Restricted Shares and Restricted Units” above. Use of any other target will require ratification by the shareholders if failure to obtain such approval would jeopardize tax deductibility of future incentive payments. Such performance targets will be established by the Committee on a timely basis to ensure that the targets are considered “preestablished” for purposes of Section 162(m) of the Code;

•

In administering the incentive program and determining incentive awards, the Committee will not have the flexibility to pay a covered executive more than the incentive amount indicated by his or her attainment of the performance target under the applicable payment schedule. The Committee will have the flexibility, based on its business judgment, to reduce this amount; and

•	The cash incentive compensation feature of the Incentive Plan does not preclude the Board or the Committee from approving other incentive compensation arrangements for covered employees.

Dividend Equivalents. The Committee may provide for the payment of dividends or dividend equivalents with respect to any shares of common stock subject to an award under the Incentive Plan, other than with respect to awards of options or SARs. Dividend equivalents awarded in connection with a grant of any performance-based award will not be payable unless and until the performance conditions applicable to the award have been met, or the award otherwise becomes vested in accordance with the award agreement and the Restated Plan.

Minimum Vesting and Forfeiture Periods for Awards. Stock options and SARs granted under the Incentive Plan will vest over no less than three years (but may vest in installments). Similarly, other stock awards granted under the Incentive Plan (other than annual director stock grants described below) will have a minimum forfeiture period of at least three years (but such forfeiture periods may lapse in installments). However, if awards are performance-based, the minimum vesting or forfeiture period may be one year. As an exception to the minimum vesting and forfeiture provisions, the Committee has discretion to accelerate the exercisability or vesting of outstanding awards or waive any restrictions applicable to such awards in connection with a participant’s death, disability, retirement, involuntary termination, a change in control or for recruitment. In addition, the Committee will have discretion to award up to 10% of the shares reserved under the Incentive Plan without regard to these minimum vesting or forfeiture periods, primarily for special one-time recognition awards and retention purposes.

Annual Stock Awards to Non-Employee Directors. The Incentive Plan provides for annual grants of shares of the Corporation’s common stock to non-employee directors following the Corporation’s annual shareholder meeting (the “Annual Director Award”). Each Annual Director Award will be for a number of shares having a fair market value equal to $25,000. The Annual Director Awards will be fully vested as of the grant date and the shares will be issued to the director.

Eligibility and Limitation on Awards

The Committee may grant awards to any employee, director or consultant providing services to the Corporation or its affiliates. It is presently contemplated that approximately 30 persons will be eligible to receive awards.

The maximum awards that can be granted under the Incentive Plan to a single participant in any calendar year will be 100,000 shares of common stock in the form of options or SARs, restricted shares, restricted units, performance units or share awards and other stock-based awards and $750,000 in the form of cash-based incentive awards.

Awards Granted Under the Incentive Plan

If the Incentive Plan is approved by the shareholders, each non-employee director of the Corporation will be entitled to a grant following the shareholder’s annual meeting, and annually thereafter while the director continues to serve on the Board, of a number of shares of common stock having an aggregate value of $25,000. It is expected that there will be eight non-employee directors of the Corporation following the 2011 annual meeting. No other specific awards have been granted or are contemplated under the Incentive Plan. In addition, the exact types and amounts of any future awards to be made to any eligible participants pursuant to the Incentive Plan are not presently determinable. As a result of the discretionary nature of the Incentive Plan, it is not possible to state who the participants in the Incentive Plan will be in the future or the number of options or other awards to be received by a person or group.

The stock awards granted to the Corporation’s named executive officers under the Corporation’s existing stock plans and outstanding as of December 31, 2010 are set forth in the Outstanding Equity Awards at Fiscal Year-End Table found under “Executive and Director Compensation.” As of March 14, 2011: (i) the Corporation’s executive officers as a group (four officers) held outstanding stock options for 263,334 shares; (ii) the Corporation’s non-employee directors as a group (eight directors) held no outstanding stock options except one who was a former employee who held outstanding stock options for 46,668 shares; and (iii) our employees other than those mentioned in (i) and (ii) above (21 employees) as a group held outstanding stock options for 537,339 shares.

Shares Subject to the Incentive Plan

An aggregate of 1,000,000 shares of the Corporation’s common stock is reserved for issuance and available for awards under the Incentive Plan, including incentive stock options granted under the Incentive Plan. Further, no more than 500,000 of the total shares of common stock reserved under the Incentive Plan may be awarded as restricted shares, restricted units, performance awards or other stock-based awards.

With respect to awards made under the Incentive Plan, shares of common stock underlying awards that are forfeited or canceled (as a result, for example, of the lapse of an option or a forfeiture of restricted stock) will be available for additional grants under the Incentive Plan. In addition, any awards payable solely in cash or which are otherwise settled in cash without the issuance of shares will not be counted against the share reserve available for grants under the Incentive Plan. Shares to be issued or purchased under the Incentive Plan will be authorized but unissued shares of common stock. Shares issued with respect to awards assumed by the Corporation in connection with acquisitions do not count against the total number of shares available for new awards under the Incentive Plan.

Anti-Dilution Protection

In the event of any corporate event or transaction that results in a change in the capital structure of the Corporation, including a change resulting from a stock dividend, stock split or combination or reclassification of shares, the Committee is empowered to make such equitable adjustments with respect to awards or any provisions of the Incentive Plan as it deems necessary and appropriate. This includes, if necessary, any adjustments in the maximum number of shares of common stock subject to the Incentive Plan, the number of shares of common stock subject to and the exercise price of an outstanding award, or the maximum number of shares that may be subject to one or more awards granted to any one recipient during a calendar year.

Amendment and Termination

The Board of Directors may at any time amend or terminate the Incentive Plan, provided that no such action may be taken that adversely affects any rights or obligations with respect to any outstanding awards under the Incentive Plan without the consent of the recipient. No awards may be made under the Incentive Plan after the tenth anniversary of its effective date. Certain provisions of the Incentive Plan relating to performance-based awards under Section 162(m) of the Code will expire on the fifth anniversary of the effective date.

No Repricing

The Incentive Plan specifically prohibits the repricing of stock options or stock appreciation rights without shareholder approval. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of a stock option or stock appreciation right to lower its exercise price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling a stock option or stock appreciation right at a time when its exercise price is greater than the fair market value of the underlying stock in exchange for another award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change. Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the participant.

Federal Income Tax Consequences

The federal income tax consequences of the issuance and exercise of awards under the Incentive Plan are as described below. The following information is only a summary of the tax consequences of the awards, and participants should consult with their own tax advisors with respect to the tax consequences inherent in the ownership or exercise of the awards and the ownership and disposition of any underlying securities.

Incentive Stock Options. A participant who is granted an incentive stock option will not recognize any taxable income for federal income tax purposes either on the grant or exercise of the incentive stock option. If the participant disposes of the shares purchased pursuant to the incentive stock option more than two years after the date of grant and more than one year after the exercise of the option (the required statutory “holding period”), (a) the participant will recognize long-term capital gain or loss, as the case may be, equal to the difference between the selling price and the option price; and (b) the Corporation will not be entitled to a deduction with respect to the shares of stock so issued. If the holding period requirements are not met, any gain realized upon disposition will be taxed as ordinary income to the extent of the excess of the lesser of (i) the excess of the fair market value of the shares at the time of exercise over the option price and (ii) the gain on the sale. Also in that case, the Corporation will be entitled to a deduction in the year of disposition in an amount equal to the ordinary income recognized by the participant. Any additional gain will be taxed as short-term or long-term capital gain depending upon the holding period for the stock. A sale for less than the option price results in a capital loss.

The excess of the fair market value of the shares on the date of exercise over the option price is, however, includable in the option holder’s income for alternative minimum tax purposes.

Nonqualified Stock Options. A participant who is granted a nonqualified stock option under the Incentive Plan will not recognize any income for federal income tax purposes on the grant of the option. Generally, on the exercise of the option, the participant will recognize taxable ordinary income equal to the excess of the fair market value of the shares on the exercise date over the option price for the shares. The Corporation generally will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the participant. Upon disposition of the shares purchased pursuant to the stock option, the participant will recognize long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount realized on such disposition and the basis for such shares, which basis includes the amount previously recognized by the participant as ordinary income.

Stock Appreciation Rights. A participant who is granted SARs will normally not recognize any taxable income on the receipt of the SARs. Upon the exercise of a SAR, (a) the participant will recognize ordinary income equal to the amount received (the increase in the fair market value of one share of the Corporation’s common stock from the date of grant of the SAR to the date of exercise); and (b) the Corporation will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the participant.

Restricted Shares. A participant will not be taxed at the date of an award of restricted shares, but will be taxed at ordinary income rates on the fair market value of any restricted shares as of the date that the restrictions lapse, unless the participant, within 30 days after transfer of such restricted shares to the participant, elects under Section 83(b) of the Code to include in income the fair market value of the restricted shares as of the date of such transfer. If the participant makes the election under Section 83(b) of the Code, the Corporation will be entitled to a corresponding deduction. Any disposition of shares after restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the fair market value of the shares at the end of the restricted period (or on the date of the transfer of the restricted shares, if the employee elects to be taxed on the fair market value upon such transfer). To the extent dividends are payable during the restricted period under the applicable award agreement, any such dividends will be taxable to the participant at ordinary income tax rates and will be deductible by the Corporation unless the participant has elected to be taxed on the fair market value of the restricted shares upon transfer, in which case they will thereafter be taxable to the employee as dividends and will not be deductible by the Corporation.

Restricted Units. A participant will normally not recognize taxable income upon an award of restricted units, and the Corporation will not be entitled to a deduction until the lapse of the applicable restrictions. Upon the lapse of the restrictions and the issuance of the earned shares, the participant will recognize ordinary taxable income in an amount equal to the fair market value of the common stock received, and the Corporation will be entitled to a deduction in the same amount.

Performance Awards, Other Stock-Based Awards and Cash-Based Awards. Normally, a participant will not recognize taxable income upon the grant of performance awards, other stock-based awards and cash-based awards. Subsequently, when the conditions and requirements for the grants have been satisfied and the payment determined, any cash received and the fair market value of any common stock received will constitute ordinary income to the participant. The Corporation also will then be entitled to a deduction in the same amount.

Effective Date

The Incentive Plan will be effective on May 5, 2011 if approved by the shareholders of the Corporation. If not approved by the shareholders, no awards will be made under the Incentive Plan.

Vote Required

Approval of the Incentive Plan will require the affirmative vote of at least a majority in voting interest of the shareholders present in person or by proxy and voting at the Annual Meeting, assuming the presence of a quorum; provided that the total vote cast on the proposal represents over 50% in interest of all of our securities entitled to vote on the proposal. If the shareholders do not approve the Incentive Plan, it will not be implemented, but the Corporation reserves the right to adopt such other compensation plans and programs as it deems appropriate and in the best interests of the Corporation and its shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE AMPCO-PITTSBURGH CORPORATION 2011 OMNIBUS INCENTIVE PLAN.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2010, regarding the number of shares of our common stock that may be issued under our equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	847,341	$27.46	30,000
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	847,341	$27.46	30,000

THE BOARD OF DIRECTORS

The Board of Directors held four meetings in 2010. The Executive Committee of the Board of Directors took action three times by written consent. The Executive Committee in 2010 was comprised of five directors: Robert A. Paul, Ernest G. Siddons, Leonard M. Carroll, William K. Lieberman and Carl H. Pforzheimer, III.

The Compensation Committee met four times in 2010 and is comprised of four directors: Robert J. Appel (Chairman), Paul A. Gould, William K. Lieberman and Carl H. Pforzheimer, III. The Compensation Committee is responsible for reviewing and recommending to the Board of Directors our compensation programs and policies and reviewing and recommending to the Board of Directors the participation of executives and other key management employees in the various compensation plans of the Corporation. The Nominating and Governance Committee met twice in 2010 and is comprised of three directors: Paul A. Gould (Chairman), William K. Lieberman and Carl H. Pforzheimer, III. The Nominating and Governance Committee is responsible for identifying individuals qualified to become directors and recommending candidates for membership on the Board of Directors and its committees, developing and recommending to the Board of Directors the Corporation’s corporate governance policies and reviewing the effectiveness of board governance, including overseeing an annual assessment of the performance of the board of directors and each of its committees. The Investment Committee met three times in 2010 and was comprised of five directors: Robert A. Paul, Ernest G. Siddons, Robert J. Appel, Paul A. Gould and Leonard M. Carroll.

The Audit Committee held seven meetings in 2010 and was comprised of five directors: Carl H. Pforzheimer, III (Chairman), Leonard M. Carroll, Paul A. Gould, Robert J. Appel and William K. Lieberman. None of the Audit Committee members is now, or has within the past five years been, an employee of the Corporation. The Audit Committee reviews the Corporation’s accounting and reporting practices, including internal control procedures, and maintains a direct line of communication with the Directors and the independent accountants. The Audit Committee also is directly responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm, as well as evaluating the performance of our internal audit function and our financial reporting processes.

All members of the Audit Committee, Nominating and Governance Committee and Compensation Committee are independent as that term is defined by the applicable Securities and Exchange Commission (“SEC”) rules, listed company standards of the NYSE and the categorical independence standards adopted by the Board of Directors. Each member of the Audit Committee is financially literate. The Board of Directors has determined that the Chairman of the Audit Committee is an “audit committee financial expert” as defined in the applicable SEC rules.

The entire board of directors is responsible for oversight of the company’s risk management processes. Our CEO and other named executive officers oversee risk management efforts, provide quarterly reports to our audit committee and provide reports to our Board of Directors at least once per year. In addition, our Board of Directors and its standing committees periodically request supplemental information or reports as they deem appropriate. The Board of Directors also considers risk oversight when evaluating the best leadership structure for the board of directors.

All of the directors attended at least 75% of the applicable Board and committee meetings.

In 2010, each director who was not employed by the Corporation received an annual retainer, payable quarterly in cash, of $45,000, except for the Chairman of the Audit Committee who received $48,500. Each non-employee director also received $2,500 for each Board meeting attended, whether in person or by telephone; $2,000 for attendance in person at each Audit Committee meeting and $1,000 if participation is by telephone; and $1,500 for attendance in person at all other committee meetings and $500 if participation is by telephone. In 2010, directors did not receive a fee for either Board or committee meetings if they did not attend.

In December 2010, following an analysis by Towers Watson of non-employee director compensation and setting a goal of total compensation falling in the 50th percentile of comparable companies, the Board of Directors, upon recommendation of the Compensation Committee, made changes to the non-employee director compensation. Effective for 2011, the retainer payable to each non-employee director will be $50,000 cash and an annual stock award valued at $25,000. In addition, the Chairman of the Audit Committee will receive an additional annual cash retainer of $6,500, the non-employee chairs of other committees will receive an additional $2,000 annually and the lead director appointed each year will receive an additional retainer of $4,000. The fees for attendance at Board and Committee meetings will not change.

Also effective in 2011, the Board of Directors adopted a director stock ownership policy which provides that all directors must hold at least one thousand shares of the Corporation’s Common Stock. All current directors satisfy this new policy.

The Nominating and Governance Committee Charter, the Compensation Committee Charter, the Audit Committee Charter and the Corporate Governance Guidelines are available on the Corporation’s website at www.ampcopittsburgh.com. The Corporation has also adopted a Code of Business Conduct and Ethics that applies to all of its officers, directors and employees, as well as an additional Code of Ethics that applies to the Corporation’s chief executive officer and chief financial officer. Copies of both Codes are available on the Corporation’s website at www.ampcopittsburgh.com.

The Corporation encourages its directors to attend the Annual Meeting of the Corporation’s shareholders. All of the directors were in attendance at the 2010 Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, to the extent known by the Corporation, concerning individuals (other than directors or officers of the Corporation) or entities holding more than five percent of the outstanding shares of the Corporation’s Common Stock. The “percent of class” in the table below is calculated based upon 10,305,156 shares outstanding as of March 14, 2011.

Name of beneficial owner	Amount and nature of beneficial ownership		Percent of class
Gabelli Funds, Inc. (and affiliates) Corporate Center Rye, NY 10580	1,803,218	(1)	17.50

The Louis Berkman Investment Company P. O. Box 576 Steubenville, OH 43952	1,438,641	(2)	13.96

Royce & Associates, LLC 745 Fifth Avenue New York, NY 10151	1,143,120	(3)	11.09

Keeley Asset Management Corp. 401 South LaSalle Street Chicago, IL 60605	949,700	(4)	9.22

LSV Asset Management 155 N. Wacker Drive, Suite 4600 Chicago, IL 60606	512,995	(5)	4.98

(1)	Reported in an amendment to Schedule 13D filed with the SEC in February 2011.

(2)	Louis Berkman, Director Emeritus, is an officer and director of The Louis Berkman Investment Company and owns directly .61% of its common stock. Robert A. Paul, Chairman and Chief Executive Officer of the Corporation, is an officer and director of The Louis Berkman Investment Company, and disclaims beneficial ownership of the 99.39% of its common stock owned by his wife.

(3)	Reported as of December 31, 2010 on an amended Schedule 13G filed with the SEC in which it discloses it had sole voting and dispositive power over these shares.

(4)	Reported as of December 31, 2010 on an amended Schedule 13G filed with the SEC in which it disclosed it had sole voting and dispositive power over these shares.

(5)	Reported as of December 31, 2010 on Schedule 13G filed with the SEC in which it discloses it had sole voting and dispositive power over these shares.

The following table sets forth as of March 14, 2011 information concerning the beneficial ownership of the Corporation’s Common Stock by the Directors and Named Executive Officers and all Directors and Executive Officers of the Corporation as a group. The “percent of class” in the table below is calculated based upon 10,305,156 shares outstanding as of March 14, 2011.

Name of beneficial owner	Amount and nature of beneficial ownership		Percent of class
Robert A. Paul	1,589,896	(1)(2)	15.29
Robert F. Schultz	53,533	(3)	*
Ernest G. Siddons	53,501	(4)	*
Rose Hoover	46,667	(5)	*
Marliss D. Johnson	40,000	(5)	*
Carl H. Pforzheimer, III	2,733	(6)	*
Leonard M. Carroll	1,500	(7)	*
Robert J. Appel	1,000	(7)	*
Paul A. Gould	1,000	(7)	*
Laurence E. Paul	1,000	(7)	*
Stephen E. Paul	1,000	(7)	*
William K. Lieberman	1,000	(8)	*
Directors and Executive Officers as a group (12 persons)	1,792,830	(9)	17.06

*	Less than 1%

(1)	Includes 42,889 shares owned directly, 93,333 shares he has the right to acquire within sixty days pursuant to stock options and the following shares in which he disclaims beneficial ownership: 1,438,641 shares owned by The Louis Berkman Investment Company, 13,767 shares owned by his wife and 1,266 shares held by The Louis and Sandra Berkman Foundation, of which he is a trustee.

(2)	The Louis Berkman Investment Company owns beneficially and of record 1,438,641 shares of the Corporation’s Common Stock. Robert A. Paul, an officer and director of The Louis Berkman Investment Company, disclaims beneficial ownership of the 99.39% of its common stock owned by his wife.

(3)	Includes 200 shares held jointly with his wife and 53,333 shares he has the right to acquire within sixty days pursuant to stock options.

(4)	Includes 6,833 shares held jointly with his wife and 46,668 shares he has the right to acquire within sixty days pursuant to stock options.

(5)	Represents shares she has the right to acquire within sixty days pursuant to stock options.

(6)	Includes 1,000 shares owned directly, 800 shares held by a trust of which he is a trustee and principal beneficiary, and the following shares in which he disclaims beneficial ownership: 133 shares held by his daughter and 800 shares held by a trust of which he is a trustee.

(7)	Represents shares owned directly.

(8)	Represents shares held jointly with his wife.

(9)	Excludes double counting of shares deemed to be beneficially owned by more than one director.

Unless otherwise indicated the individuals named have sole investment and voting power.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Corporation’s directors, executive officers and persons who beneficially own more than 10% of the Corporation’s common stock, to file reports of holdings and transactions in the Corporation’s common stock with the SEC and to furnish the Corporation with copies of all Section 16(a) reports that they file. Based on those records and other information furnished, during 2010, executive officers, directors and persons who beneficially own more than 10% of the Corporation’s common stock complied with all filing requirements.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

In this Compensation Discussion and Analysis, we address the compensation paid or awarded with respect to the 2010 fiscal year to the executive officers listed in the Summary Compensation Table that immediately follows this discussion. We refer to these executive officers as our “named executive officers.”

Compensation decisions for Mr. Paul, our Chairman and Chief Executive Officer (“CEO”), are made by the recommendation of the Compensation Committee of our Board of Directors (the “Committee”) and approved by the independent directors on the Board of Directors. Mr. Paul is also referred to as Principal Executive Officer or “PEO”. The Committee, in consultation with Mr. Paul, made recommendations to our Board of Directors with regard to director compensation and compensation of other officers and managerial employees if their individual salaries exceeded $200,000 per year in 2010. This limit was increased to $275,000 effective for 2011. Mr. Paul was delegated the authority to determine the salaries of named executive officers (and other executive and managerial employees) below an annual level of $200,000 in 2010 and below $275,000 in 2011.

2010 COMPENSATION

Compensation Objectives

The compensation paid or awarded to our named executive officers for 2010 was designed to meet the following objectives:

•

Provide compensation that is competitive with compensation for executive officers providing comparable services, taking into account the size of the Corporation, the nature of its business, and the location of its headquarters. We refer to this objective as “competitive compensation.”

•

Create a compensation structure under which a meaningful portion of total compensation is based on achievement of performance goals relating to the Corporation’s and the individuals’ performance and to enhancement of shareholder value. We refer to this objective as “performance incentives.”

•	Provide an incentive for long-term continued employment with us. We refer to this objective as “retention incentives.”

We considered various components of our 2010 compensation payments and awards (added to payments and awards granted in prior years) to meet these objectives as follows:

Type of Compensation	Objectives Addressed
Salary	Competitive Compensation Performance Incentives

Incentive Bonus Plan Awards	Competitive Compensation Performance Incentives

Discretionary Bonus Awards	Competitive Compensation Performance Incentives

Options	Competitive Compensation Performance Incentives Retention Incentives

Change in Control Severance Protection	Competitive Compensation Retention Incentives

SERP Benefits	Competitive Compensation Retention Incentives

Determination of Competitive Compensation

In assessing competitive compensation, we relied primarily on the general knowledge and experience of our Committee and Board members and our Chairman and CEO concerning the level of compensation provided by other “middle market” public companies headquartered in the Greater Pittsburgh area, with such knowledge and experience derived informally from their service on other boards of directors, their acquaintances with directors and executives of other companies and their review of public filings by such companies. We did not rely on benchmarking data or recommendations provided by outside consultants, and we did not try to set the levels of compensation for named executive officers to correspond with levels established by benchmarking data or surveys. Rather, our goal was to provide an overall compensation package that would generally be in line with what other comparable companies are providing to their executive officers.

Salaries

New salary levels for our named executive officers are established on an annual basis in May of each year. The Corporation’s financial results are taken into account in making the adjustments.

Determinations regarding salary adjustments are made based on a number of objective and subjective factors, including cost of living increases, the Corporation’s financial performance, and a qualitative analysis of each individual officer’s performance during the preceding year, taking into account such factors as leadership, commitment and execution of corporate initiatives and special projects assigned by the Board or the Chairman. We also consider whether there has been any material change in the officer’s title, duties and responsibilities in the preceding year. Where an officer has assumed material additional duties, or has been promoted, an above-normal salary adjustment would typically be justified. Finally, in rare circumstances, we may decide to make a market adjustment in salaries, if we determine that salary levels for one or more of our named executive officers have fallen materially below levels that we consider appropriate in order to maintain a competitive compensation package and to discourage valued executives from leaving to pursue other opportunities. Salary adjustments for our Chairman and named executive officers whose salaries exceed $275,000 per year are reviewed and must be approved by the independent members of the Board of Directors, after a recommendation by the Committee. Salary adjustments for the other named executive officer are determined by the Chairman.

Generally, the differences in the level of pay between the named executive officers is the result of the determination by the Committee or by the Chairman over time of the level of responsibility, function, experience, and length of service that each of the officers possess.

The base salary determinations for each named executive officer in 2010 were as follows:

Name	2010 Base Pre-Adjustment Salary	2010 Base Adjusted Salary(1)	Percentage Increase
Robert A. Paul	$650,000	$710,000	9.20%
Robert F. Schultz	$214,000	$230,000	7.48%
Rose Hoover	$214,000	$230,000	7.48%
Marliss D. Johnson	$175,000	$190,000	8.57%

(1)	The numbers in the above chart are different than the 2010 salary figures in the Summary Compensation Table (see p. 24) because those numbers represent total salary paid during calendar 2010 and not just base salary at year-end as in the above chart.

Incentive Bonus Plan Awards

For the Incentive Bonus Plan established by the Corporation, the Committee selects the appropriate performance goal or goals and establishes the applicable threshold, target and maximum levels of achievement for each performance goal. If the threshold level is not achieved, there is no payout on that measure. Increasingly larger payouts are awarded for the achievement of target and maximum performance goals. In February of 2010, the Committee adopted an Incentive Bonus Plan for Mr. Paul (the “CEO Bonus Plan”) which is described in more detail below. In addition, the Committee, at its discretion, may award a bonus to Mr. Paul if it determines that circumstances so warrant. No discretionary award was made for 2010 to Mr. Paul.

CEO Bonus Plan

Incentive payments under the CEO Bonus Plan are based on the Corporation’s 2010 income from operations performance as compared to the Corporation’s business plan for 2010. Income from operations was chosen by the Committee in the belief that it is the most accurate objective measure of performance. It eliminates most charges or windfalls which are generally beyond the control of the executives and adjusts actual and planned income to allow for the exclusion of costs related to asbestos litigation and stock based compensation expense. Under the terms of the CEO Bonus Plan, the maximum payment that could be made as a bonus was 40% of Mr. Paul’s year-end base salary.

The following table summarizes the performance parameters and payout range for the CEO Bonus Plan:

Adjusted Operating Income (in $000,000’s)	Percentage of Business Plan	Performance Achievement Level	Payout Percentage (of Base Salary)
Less than 34.5	Less than 85%		0%

34.5	85%	Threshold	10%

38.5	95%		18%

40.5	100%	Target	24%

42.5	105%		30%

44.5	110%		38%

46.5 and above	112%	Maximum	40%

In addition, payouts are interpolated for performance that falls between each of the specified goals under the schedule above based on the following scale:

Adjusted Operating Income Range (in $000,000’s)	Payout Percentage Increase Per $500,000 in Added Operating Income

34.5-38.5	1%

38.5-42.5	1.5%

42.5-44.5	2%

44.5-46.5	2.5%

For 2010, the Corporation achieved an adjusted operating income level of $48.3 million. Consequently, Mr. Paul earned an Incentive Bonus Award for 2010 equal to 40% of his annual base salary in effect on December 31, 2010, or $284,000.

Actions Relating to 2011

In February 2011, the Committee approved an Incentive Bonus Plan for Mr. Paul for 2011 with a maximum potential payment of 40% of his annual salary based on the operating performance of the Corporation in 2011 in comparison to the approved business plan.

Discretionary Bonus Awards

Each year, the Chairman determines the amount of discretionary bonuses paid to our named executive officers who do not participate in the Incentive Bonus Plan described above. The bonuses are determined in a manner similar to the annual base salary adjustments, that is, based on a number of objective and subjective factors, including the Corporation’s financial performance, and a qualitative analysis of each individual officer’s performance during the preceding year, taking into account such factors as leadership, commitment, and execution of corporate initiatives and special projects assigned by the Chairman. The discretionary bonuses are also considered together with the base salary adjustments in ensuring that our executive officers are provided a competitive level of cash compensation each year, but the discretionary bonus portion provides flexibility to adjust total annual cash compensation to align with current performance (whereas a base salary adjustment is carried forward from year to year). For 2010, the following discretionary bonus awards were given for our named executive officers who did not participate in an Incentive Bonus Plan:

Name	Bonus Amount
Rose Hoover	$80,000
Robert F. Schultz	$80,000
Marliss D. Johnson	$65,000

ROLE OF OPTION GRANTS

In 2010, the Compensation Committee made grants of stock options under the 2008 Omnibus Incentive Plan to the Chairman and to the named executive officers and certain other key employees of the Corporation as recommended by the Chairman. Because the value of stock options is based on appreciation in the Corporation’s stock price, the Committee believes the use of stock options for executive officer long-term incentive awards is appropriate as it provides an incentive to increase stockholder value from the date of grant. The amount of the option grants to the named executive officers was determined in a manner similar to the annual base salary adjustments and discretionary bonus program, that is, based on a number of objective and subjective factors, including the Corporation’s financial performance, and a qualitative analysis of each individual officer’s performance during the preceding year, taking into account such factors as leadership, commitment, and execution of corporate initiatives and special projects assigned by the Chairman. The individual option grants to each named executive officer and the vesting and other material terms of the grants are set forth in the Grants of Plan-Based Awards table on page 25.

ONGOING AND POST-EMPLOYMENT AGREEMENTS

We have several plans and agreements that enable our named executive officers to accrue retirement benefits as the executives continue to work for us and one that could provide severance benefits upon a change in control. These plans and agreements have been adopted and/or amended at various times over many years, and they are designed to be a part of a competitive compensation package. The plans and agreements described below do not include plans that are generally available to all of our salaried employees:

•

Supplemental Executive Retirement Plan (“SERP”)—We maintain a supplemental executive retirement plan, which is a nonqualified deferred compensation plan that provides benefits for executives in excess of the benefits that may be provided under our tax qualified defined benefit retirement plan (“Plan”) as a result of limits imposed by the Internal Revenue Code. The SERP also provides additional payment rights and benefits in the event of a change in control. All of our named executive officers participate in the SERP. See the “Retirement Benefits” table and accompanying narrative for a description of the SERP.

•

Change in Control Agreements—We have change in control agreements with respect to each of our named executive officers so that our officers remain focused on the interests of the Corporation and the shareholders in the context of a potential change in control rather than their personal circumstances. Our agreements with executives provide for payments and other benefits if we terminate an executive’s employment without cause or if the executive terminates employment for “good reason” within 24 months following a change in control. The agreement covering our Chairman also provides that if the change in control payments exceed certain threshold amounts, we will make additional payments to reimburse him for excise and related taxes imposed under the Internal Revenue Code. The change in control agreements are described under “Potential Payments Upon Termination or Change in Control” below. See “Tax Considerations” below for further information regarding the excise tax reimbursement.

TAX CONSIDERATIONS

Under Section 162(m) of the Internal Revenue Code, a publicly held corporation may not deduct more than $1 million in a taxable year for certain forms of compensation paid to the chief executive officer and other officers listed in the Summary Compensation Table. Our policy is generally to preserve the federal income tax deductibility of compensation paid to our executives. Nevertheless, we retain the flexibility to authorize compensation that may not be deductible if we believe it is in the best interests of our Corporation. While we believe that all compensation paid to our executives in 2010 was deductible, a portion of compensation paid in future years may not be deductible as a result of Section 162(m).

In the event of a change in control, payments to an executive may be subject to an excise tax and may not be deductible by us under Sections 280G and 4999 of the Internal Revenue Code. If change in control payments exceed certain threshold amounts, the change in control agreement with Mr. Paul requires that we may make additional payments to the executive to reimburse him for excise tax imposed by Section 4999 of the Internal Revenue Code, as well as other taxes in respect of the additional payments. The change in control agreements were originally implemented in 1988 to motivate our named executives to increase shareholder value while remaining employed by us. Mr. Paul is most significantly at risk of incurring a material reduction in the value of his change in control benefits as the result of this excise tax, and we believe that the retention incentives provided to him by this agreement would be frustrated by the possible imposition of these significant excise taxes. We did not wish to have the provisions of this agreement for Mr. Paul serve as a disincentive to his pursuit of a change in control that might otherwise be in the best interests of our Corporation and its stockholders. Accordingly, we determined to provide a payment under certain circumstances to reimburse him for excise taxes payable in connection with change in control payment as well as any taxes that accrue as a result of our reimbursement. We believe that, in view of his record in enhancing value for our stockholders, this determination is appropriate.

In 2011, the Committee and the Chairman agreed to amend the Chairman’s change in control agreement to eliminate the excise tax gross-up provisions of the agreement. While the Committee believes that the gross-up provided under the Chairman’s change in control agreement was appropriate and not excessive, the Committee and the Chairman considered the negative view of the market and many investor advisors such as ISS with respect to such gross-ups and the fact that no other executive officers have such gross-ups in their agreement with the Corporation. Based on these factors, the Committee determined that it is in the best interest of the Corporation and its shareholders to remove the tax gross-up from the Chairman’s agreement and to provide that the Corporation will not enter into future agreements with its executive officers providing for parachute tax gross-ups or reimbursements.

ROLE OF EXECUTIVE OFFICERS IN DETERMINING EXECUTIVE COMPENSATION

As discussed above, Mr. Paul determined the appropriate salary adjustments for named executive officers whose salaries were below an annual level of $200,000 ($275,000 effective in 2011) and discretionary bonuses to be provided to named executive officers other than himself. Salary adjustments for named executive officers whose annual salaries exceed $200,000 ($275,000 effective in 2011) are determined by the Board of Directors, upon recommendation of the Compensation Committee.

Share Ownership Guidelines for Chairman

We have a long-standing approach of compensating our most senior executives with stock options and encouraging retention of stock acquired through such awards or by market purchases. We believe retention of stock creates a long-term perspective and aligns the interests of our executives with those of our shareholders. In furtherance of this approach, beginning in 2011, the Board of Directors has established stock ownership guidelines for our Chairman requiring the Chairman to hold a minimum of 20,000 shares of the Corporation’s common stock, subject to certain exceptions for reasonable estate and tax planning and diversification purposes. The Chairman currently meets these guidelines. The Board of Directors will review these guidelines at least annually to evaluate whether they remain effective.

SUMMARY COMPENSATION TABLE

Summary compensation information for our named executive officers for 2010 is set forth in the following table:

(a)	(b)	(c)	(d)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year ($)	Salary ($)	Bonus ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation (2)	Total ($)
PEO—Robert A. Paul	2010	690,000		376,950	284,000	413,431	42,963	1,807,344
Chairman and Chief Executive Officer	2009	616,250		110,950	260,000	233,883	41,880	1,262,963
	2008	544,000		384,300	162,116	199,153	41,700	1,331,269

PFO—Marliss D. Johnson	2010	185,000	65,000	161,550		97,604	15,425	524,579
Vice President, Controller and Treasurer	2009	171,667	61,000	47,550		79,466	15,680	375,363
	2008	158,333	45,000	164,700		49,659	22,469	440,161

Rose Hoover	2010	224,667	80,000	215,400		232,758	28,364	781,189
Senior Vice President and Corporate Secretary	2009	206,000	75,000	63,400		184,353	23,634	552,387
	2008	175,417	55,000	219,600		122,327	31,766	604,110

Robert F. Schultz	2010	224,667	80,000	215,400		245,562	28,995	794,624
Vice President and Senior Counsel	2009	211,333	75,000	63,400		195,616	26,743	572,092
	2008	201,000	55,000	219,600		140,221	29,230	645,051

(1)	The values set forth in this column are based on the aggregate grant date fair value of stock option awards granted to the individual during the applicable fiscal year computed in accordance with FASB Accounting Standards Codification Topic 718 (formerly FAS 123(R)). The assumptions made in calculating the grant date fair values are set forth in Note 9 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010. As a result of a change in the reporting requirements under Item 402(c)(2)(vi) of Regulation S-K, the values reported in this column for fiscal year 2008 are different from the values reported in the Corporation’s proxy statements in 2009, which reported the aggregate amount of compensation expense recognized by the Corporation with respect to stock option awards granted to the applicable executive officer in those fiscal years.

(2)	Represents a medical expense reimbursement plan, personal use of a company provided vehicle and club memberships. None of the individual perquisite values exceeded the threshold of the greater of $25,000 or 10% of the total perquisites.

GRANTS OF PLAN-BASED AWARDS TABLE

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)				All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold(2) ($)	Target ($)		Maximum(4) ($)
(a)	(b)	(c)	(d)		(e)	(j)	(k)	(l)
Robert A. Paul (PEO)		71,000	170,400	(3)	284,000
Robert A. Paul (PEO)	2/18/2010					35,000	25.77	376,950
Marliss D. Johnson (PFO)	2/18/2010	N/A	N/A		N/A	15,000	25.77	161,550
Rose Hoover	2/18/2010	N/A	N/A		N/A	20,000	25.77	215,400
Robert F. Schultz	2/18/2010	N/A	N/A		N/A	20,000	25.77	215,400

(1)	There is an incentive non-equity bonus plan for 2010 covering Mr. Paul as more fully described under “Incentive Bonus Plan Awards” on page 21 and as reflected in the above table. The remaining named executive officers participate in a discretionary incentive plan also described on page 22.

(2)	The “Threshold” amounts in the above table represents the amounts which could be earned under the 2010 incentive plans, assuming achievement of the minimum level of performance.

(3)	The “Target” is the amount payable if income from operations for the Corporation in its 2010 business plan were attained.

(4)	The “Maximum” amounts in the above table represent the amounts which could be earned under the 2010 incentive plan, assuming achievement of the maximum level of performance.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table summarizes certain information regarding outstanding equity awards at fiscal year-end:

	Option Awards/Stock Awards
(a)	(b)	(c)	(e)	(f)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price($)	Option Expiration Date
Robert A. Paul	35,000.00	0	37.89/share	9/4/2018
	23,333.34	11,666.66	13.37/share	2/19/2019
	11,666.66	23,333.34	25.77/share	2/18/2020
Marliss D. Johnson	15,000.00	0	37.89/share	9/4/2018
	10,000.00	5,000.00	13.37/share	2/19/2019
	5,000.00	10,000.00	25.77/share	2/18/2020
Rose Hoover	20,000.00	0	37.89/share	9/4/2018
	6,667.34	6666.66	13.37/share	2/19/2019
	6,666.66	13,333.34	25.77/share	2/18/2020
Robert F. Schultz	20,000.00	0	37.89/share	9/4/2018
	13,333.34	6,666.66	13.37/share	2/19/2019
	6,666.66	13,333.34	25.77/share	2/18/2020

Note: there are no Equity Incentive Plan Awards or Stock Awards so those columns have been omitted

(1)	Unexercisable options vest one-third on the date of grant, one-third on the first anniversary of the date of grant and the remaining third on the second anniversary of the date of grant.

OPTION EXERCISES AND STOCK VESTED

Name	Number of shares acquired on exercise(#)	Value Realized on Exercise($)(1)
(a)	(b)	(c)
Rose Hoover	6,666	93,790.62

(1)	The values are determined by multiplying the number of shares acquired on exercise by the difference between the fair market value of the Corporation’s stock on the date of exercise and the exercise price of the options.

RETIREMENT BENEFITS

As discussed above, the Corporation maintains a SERP for certain officers and key employees; that plan provides retirement benefits after completion of ten years of service and attainment of age 55. All named executive officers are participants in the SERP. The Corporation also maintains a tax-qualified defined benefit pension plan that covers all its regular employees, included each of the named executive officers. The combined retirement benefit at age 65 or older provided by the Plan and the SERP is 50% of the highest consecutive five-year average earnings in the final ten years of service. Participants are eligible for reduced benefits for early retirement at age 55. A benefit equal to 50% of the benefit otherwise payable at age 65 is paid to the surviving spouse of any participant who has had at least five years of service, commencing on the later of the month following the participant’s death or the month the participant would have reached age 55. In addition, there is an offset for pensions from other companies. Certain provisions, applicable if there is a change of control, are discussed below in the “Potential Payments Upon Change in Control” section.

The following table summarizes certain information regarding the value of the retirement benefits accrued by our named executive officers under the Plan and the SERP:

Pension Benefits

(a)	(b)	(c)	(d)		(e)
Name	Plan Name	Number of years credited service (#)	Present Value of Accumulated Benefit(5) ($)		Payments During Last Fiscal Year ($)
Robert A. Paul—PEO (1)(2)	Plan SERP	46 46	$ $	2,279,144 1,343,806	247,999 0
Robert F. Schultz (3)	Plan SERP	29 29	$ $	1,445,229 174,465	0 0
Rose Hoover (4)	Plan SERP	31 31	$ $	940,986 202,157	0 0
Marliss D. Johnson—PFO	Plan SERP	11 11	$ $	108,230 356,480	0 0

(1)

Mr. Paul was past normal retirement age at December 31, 2010 and eligible for the benefits indicated above. Federal law requires that 5% owners start receiving a pension no later than April 1 following the calendar year in which the age 70 1/2 is reached. Mr. Paul is currently receiving $20,667 a month from the Plan.

(2)	Benefits shown in column (d) can only be received by participants following retirement in the form of monthly pension payments. A change of control could trigger a lump sum payment for benefits under the SERP.

(3)	Mr. Schultz is eligible for early retirement as of December 31, 2010. Assuming a December 31, 2010 retirement, the present value of accumulated plan benefits is $1,353,707 for the Plan and $163,412 for the SERP.

(4)	Ms. Hoover is eligible for early retirement as of December 31, 2010. Assuming a December 31, 2010 retirement, the present value of accumulated plan benefits is $790,978 for the Plan and $169,936 for the SERP.

(5)	The present value of accumulated retirement and SERP benefits were determined by using normal retirement age, RP 2000 mortality tables, life annuity form of payment for the retirement plan and 50% joint and survivor for the SERP all calculated at a 5.75% discount rate. The rate for the prior year was 6.00%.

POTENTIAL PAYMENTS UPON CHANGE IN CONTROL

The Corporation does not have any agreements or programs providing special severance or other benefits in the event of a termination of an executive officer prior to a change of control of the Corporation. The following is a description of the potential payments and benefits to which certain executive officers may be entitled following a change of control of the Corporation. Mr. Paul has a two-year contract (which automatically renews for a one-year period unless the Corporation chooses not to extend) providing for compensation equal to five times his annual compensation (with a gross-up provision to cover the cost of any federal excise tax on the benefits) in the event his employment is terminated by the Corporation without cause or he resigns for good reason within 24 months following a change of control of the Corporation, as well as the right to equivalent office space and secretarial help for a period of one year after a change in control. All vice presidents, including our remaining named executive officers, and one other employee have two-year contracts (which automatically renew for one-year periods unless the Corporation chooses not to extend) providing for three times their annual compensation in the event their employment is terminated by the Corporation without cause or for good reason by the employee within 24 months following a change of control. All of the contracts provide for the continuation of employee benefits for three years for Mr. Paul and two years for the others and the right to purchase the leased car used by the covered individual at the Corporation’s then book value. In addition, all outstanding stock options are deemed vested and exercisable in the event of a change of control of the Corporation. The same provisions concerning change in control that apply to the contracts apply to the SERP and vest the right to that pension arrangement. A change of control triggers the right to a lump sum payment equal to the present value of the vested benefit under the SERP, if applicable.

The following circumstances would trigger payments under these agreements if, following these events, the individual’s employment is terminated within 24 months following these events and if the termination was not for cause or because of death, disability or by the individuals without good reason:

•	If a person, other than persons currently in control, becomes an owner, directly or indirectly, of 50% or more of the combined voting power of the Corporation’s outstanding voting securities;

•

If for two consecutive years there ceases to be a majority of the Board of individuals who at the beginning of the period were Board members, other than a new director whose election was approved by a vote of 2/3 of directors then still in office who were directors at beginning of the period or whose election or nomination for election was previously approved;

•

If the shareholders approve a merger or consolidation in which the Corporation’s common stock is converted into shares of another corporation or cash or other property or the Corporation’s common stock is not converted but 40% of the surviving corporation in the merger is owned by shareholders other than those who owned the Corporation’s common stock prior to merger;

•	If there occurs any transaction which results in the Corporation’s common stock no longer being publicly traded; or

•	If the shareholders of the Corporation approve a plan of complete liquidation or agreement for sale or disposition of substantially all assets followed by distribution of proceeds to shareholders.

The thresholds for triggering payments under these contracts were selected because the corporation wanted to include all reasonable circumstances that could be considered a “change of control”.

If one of the above events took place on December 31, 2010, the estimated payments and benefits that would be payable by the Corporation to the named executive officers would be as summarized in the following table:

Potential Payments upon Termination following a Change in Control

Name	Compensation(1) $	Gross up for Excise Tax $	Office and Secretary $	Benefit Continuation(2) $	SERP(3) $	Accelerated Option Vesting(4) $	Total $
Robert A. Paul	4,850,000	2,254,425	50,161	89,839	1,314,963	593,600	9,152,988
Rose Hoover	915,000			53,989	1,015,971	241,343	2,226,303
Marliss D. Johnson	753,000			53,497	887,191	254,400	1,948,088
Robert F. Schultz	915,000			32,829	321,909	339,200	1,608,938

(1)	The amount of compensation for Mr. Paul represents five times his base salary and bonus paid for the prior year. The compensation amount for the remaining named executive officers is three times their base salary and bonus paid for the prior year.

(2)	The amounts in the table for Benefit Continuation represent the value of 36 months of company provided health, dental, disability, life insurance and other similar benefits for Mr. Paul and 24 months for the remaining named executive officers.

(3)	Represents the acceleration in the vesting of the retirement benefit (from the required 55/10 to 5 years of service with no age requirement). In addition, the value of retirement benefits is paid in the form of a lump sum.

(4)	All named executive officers also have options outstanding with an exercise price greater than the market value on December 31, 2010. Therefore those options have no value upon a change of control.

DIRECTORS’ COMPENSATION

In 2010, our non-employee directors were compensated by payment of an annual $45,000 retainer, a meeting fee of $2,500 for each Board meeting attended, $2,000 for each Audit Committee meeting attended in person and a meeting fee of $1,500 for all other committee meetings attended in person. Fees for attendance by telephone was $1,000 for Audit Committee meetings and $500 for all other committee meetings. In recognition of his additional required service and responsibility, the Chairman of our Audit Committee, Mr. Pforzheimer, received an additional annual retainer of $3,500. Each non-employee director is also entitled to reimbursement for his reasonable out-of-pocket expenses incurred in connection with travel and attendance at Board and Board committee meetings. Such expense reimbursements are not reflected in the Director Compensation Table below.

The following table sets forth certain information regarding the compensation earned by each non-employee director and one employee director who served on our Board of Directors in 2010. Other directors who are employed by the Corporation are not given additional compensation for their services as directors.

(a)	(b)	(g)	(h)
Name	Fees earned or paid in cash(1) ($)	All Other Compensation ($)	Total ($)
Paul A. Gould	73,500		73,500
Carl H. Pforzheimer, III	73,000		73,000
William K. Lieberman	70,500		70,500
Robert J. Appel	67,500		67,500
Leonard M. Carroll	67,500		67,500
Ernest G. Siddons	58,500		58,500
Laurence E. Paul	55,000		55,000
Stephen E. Paul	55,000		55,000

(1)	The primary reason why certain directors received more fees in 2010 than others is because of their membership on various committees which resulted in additional meeting fees being paid to those directors.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and based on the review and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Corporation’s annual report on Form 10-K and, as applicable, the Corporation’s proxy or information statement.

Robert J. Appel, Chairman

Paul A. Gould

William K. Lieberman

Carl H. Pforzheimer, III

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

In 2010, the Compensation Committee was comprised of Robert J. Appel (Chairman), Paul A. Gould, William K. Lieberman and Carl H. Pforzheimer, III. None of those individuals has ever been an officer or employee of the Corporation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In 2010, the Corporation bought industrial supplies from a subsidiary of The Louis Berkman Investment Company in transactions in the ordinary course of business amounting to approximately $1,752,026. Additionally, The Louis Berkman Investment Company paid the Corporation $238,704 for certain administrative services. Louis Berkman was an officer, director and shareholder and Robert A. Paul was an officer and director of that company. These transactions and services were at prices generally available from outside sources. Transactions between the parties will also take place in 2011.

The Corporation’s policies and procedures for reviewing, approving and ratifying transactions with related persons are set forth in the Corporation’s Corporate Governance Guidelines, which are available on the Corporation’s website at www.ampcopittsburgh.com. Under these policies and procedures, the Corporation’s management is responsible for determining whether a particular transaction should be referred to the Nominating and Governance Committee for consideration. The Nominating and Governance Committee then determines whether to approve, ratify, revise the terms of, reject the transaction or refer the transaction to the full Board or another appropriate committee of the Board for approval or ratification. The policy and procedures apply to transactions involving an amount in excess of $120,000 in which a related person has a direct or indirect material interest. The policy and procedures generally do not apply to employment matters (except employment of an executive officer who is an immediate family member of another executive officer), director compensation, commercial transactions in the ordinary course of business under ordinary business terms, charitable contributions, transactions such as payment of dividends where all shareholders receive the same proportional benefits and transactions involving competitive bids.

The purchase of industrial supplies from a wholly-owned subsidiary of The Louis Berkman Investment Company follows a competitive bid process which includes several non-related vendors after which annual contract awards are made to the lowest bidder by the purchasing executive at each of the Corporation’s subsidiary companies. The administration services are provided under an agreement to provide such services for fees which are subject to annual review including an increase to cover inflation in the costs of the Corporation.

Following his retirement as President in April 2009, the Corporation entered into a Consulting Agreement with Ernest G. Siddons for a term of three years from the date of his retirement. The agreement primarily provides for compensation of $225,000 per year, the same medical benefits provided to him prior to his retirement, life insurance, and reimbursement of certain expenses, including one club membership.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed the audited financial statements with management and has discussed with the independent accountants the matters required to be discussed by the statement on Auditing Standards, No. 61), as amended (AICPA, Professional Standards, Vol. 1. AU Section 380) as adopted by the Public Company Accounting Oversight Board (PCAOB) Rule 3200T.

The Audit Committee has received the written disclosures and the letter from the independent accountants required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with the independent accountants their independence.

Based on the review and discussions referred to in the preceding paragraphs, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

The following table summarizes the aggregate fees to the Corporation by Deloitte & Touche LLP:

	2010	2009
Audit fees (a)	$680,910	$697,329
Audit-related fees (b)	26,449	22,388
Tax fees (c)	15,000	—
All other fees	—	—

Total (d)	$722,359	$719,717

(a)	Fees for audit services related primarily to the audit of the Corporation’s annual consolidated financial statements and its internal control over financial reporting.

(b)	Fees for audit-related services related primarily to the audits of the Corporation’s employee benefit plans.

(c)	Fees for services provided in connection with tax planning and advice.

(d)	The Audit Committee approved all fees in the years reported.

In considering the nature of the services provided by Deloitte & Touche LLP, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with Deloitte & Touche LLP and the Corporation’s management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants. All services provided by Deloitte & Touche LLP and reflected in the table above were approved by the Audit Committee in accordance with the policy described below.

The Audit Committee has adopted a Policy for Approval of Audit and Non-Audit Services (the “Policy”) provided by the Corporation’s independent auditor. According to the Policy, the Corporation’s independent auditor may not provide the following prohibited services to the Corporation:

•

maintain or prepare the Corporation’s accounting records or prepare the Corporation’s financial statements that are either filed with the SEC or form the basis of financial statements filed with the SEC;

•

provide appraisal or valuation services when it is reasonably likely that the results of any valuation or appraisal would be material to the Corporation’s financial statements or where the independent auditor would audit the results;

•	provide certain management or human resource functions;

•	serve as a broker-dealer, promoter or underwriter of the Corporation’s securities;

•	provide any service in which the person providing the service must be admitted to practice before the courts of a U.S. jurisdiction;

•	provide any internal audit services relating to accounting controls, financial systems, or financial statements; or

•

design or implement a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the Corporation’s financial statements, taken as a whole.

In addition, in connection with its adoption of the Policy, the Audit Committee pre-approved certain audit-related and other non-prohibited services. Any services not prohibited or pre-approved by the Policy must be pre-approved by the Audit Committee in accordance with the Policy. The Policy will be reviewed and approved annually by the Board of Directors.

Carl H. Pforzheimer, III (Chairman)

Robert J. Appel

Leonard M. Carroll

Paul A. Gould

William K. Lieberman

RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2011

(PROPOSAL 5)

The Audit Committee, comprised of independent members of the Board of Directors, has appointed Deloitte & Touche LLP (“D&T”) as the Corporation’s independent registered public accounting firm for 2011. Even if the shareholders ratify the Audit Committee’s appointment of independent accountants, the Audit Committee in its discretion may change the appointment at any time if it determines that such change would be in the best interests of the Corporation and its shareholders. If the shareholders do not ratify the appointment of D&T, the selection of the independent registered public accounting firm will be reconsidered by the Audit Committee, but D&T may still be retained.

Representatives of D&T are expected to be in attendance at the Annual Meeting, will have the opportunity to make a statement if they wish to do so and will respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO RATIFY THE SELECTION OF D&T AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2011.

SHAREHOLDER PROPOSALS FOR 2012

Any shareholder who wishes to place a proposal before the 2012 Annual Meeting of Shareholders must submit the proposal to the Corporation’s Secretary, at its executive offices, not later than November 22, 2011 to have it considered for inclusion in the proxy statement for the Annual Meeting in 2012.

If a shareholder otherwise wishes to propose proper business from the floor for consideration at the 2012 Annual Meeting, the Corporation’s Bylaws provide that (i) the shareholder must notify the Corporation’s Secretary in writing, (ii) the shareholder’s notice must be received at the Corporation’s executive offices not earlier than January 6, 2012 and not later than February 5, 2012 and (iii) the shareholder’s notice must contain the specific information set forth in the Corporation’s Bylaws. These requirements apply only to matters to be brought before the 2012 Annual Meeting which have not been submitted for possible inclusion in the Corporation’s 2012 proxy materials.

OTHER MATTERS

The Board of Directors does not know of any other business that will be presented for action at the Annual Meeting. Should any other matter come before the meeting, however, action may be taken thereon pursuant to proxies in the form enclosed unless discretionary authority is withheld.

Appendix A

AMPCO-PITTSBURGH CORPORATION

2011 OMNIBUS INCENTIVE PLAN

ARTICLE I

PURPOSE AND ADOPTION OF THE PLAN

1.01. Purpose. The purpose of the Ampco-Pittsburgh Corporation 2011 Omnibus Incentive Plan (as amended from time to time, the “Plan”) is to assist in attracting and retaining highly competent employees, directors and consultants to act as an incentive in motivating selected employees, directors and consultants of the Corporation and its Subsidiaries to achieve long-term corporate objectives and to enable stock-based and cash-based incentive awards to qualify as performance-based compensation for purposes of the tax deduction limitations under Section 162(m) of the Code.

1.02. Adoption and Term. The Plan has been approved by the Board to be effective as of May 5, 2011 (the “Effective Date”), subject to the approval of the shareholders of the Corporation. The Plan shall remain in effect until terminated by action of the Board; provided, however, that no Awards may be granted hereunder after the tenth anniversary of the Plan’s initial effective date.

ARTICLE II

DEFINITIONS

For the purpose of this Plan, capitalized terms shall have the following meanings:

2.01. Award means any one or a combination of Non-Qualified Stock Options or Incentive Stock Options described in Article VI, Stock Appreciation Rights described in Article VI, Restricted Shares and Restricted Stock Units described in Article VII, Performance Awards described in Article VIII, other stock-based Awards described in Article IX, short-term cash incentive Awards described in Article X or any other award made under the terms of the Plan.

2.02. Award Agreement means a written agreement between the Corporation and a Participant or a written acknowledgment from the Corporation to a Participant specifically setting forth the terms and conditions of an Award granted under the Plan.

2.03. Award Period means, with respect to an Award, the period of time, if any, set forth in the Award Agreement during which specified target performance goals must be achieved or other conditions set forth in the Award Agreement must be satisfied.

2.04. Beneficiary means an individual, trust or estate who or which, by a written designation of the Participant filed with the Corporation, or if no such written designation is filed, by operation of law, succeeds to the rights and obligations of the Participant under the Plan and the Award Agreement upon the Participant’s death.

2.05. Board means the Board of Directors of the Corporation.

2.06. Change in Control means, and shall be deemed to have occurred upon the occurrence of, any one of the following events:

(a) The acquisition in one or more transactions, other than from the Corporation, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than the

Corporation, a Subsidiary or any employee benefit plan (or related trust) sponsored or maintained by the Corporation or a Subsidiary, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a number of the Corporation’s Voting Securities in excess of 50% of the Corporation’s Voting Securities unless such acquisition has been approved by the Board;

(b) Any election has occurred of persons to the Board that causes two-thirds of the Board to consist of persons other than (i) persons who were members of the Board on the Effective Date of the Plan and (ii) persons who were nominated for elections as members of the Board at a time when two-thirds of the Board consisted of persons who were members of the Board on the Effective Date of the Plan, provided, however, that any person nominated for election by a Board at least two-thirds of whom constituted persons described in clauses (i) and/or (ii) or by persons who were themselves nominated by such Board shall, for this purpose, be deemed to have been nominated by a Board composed of persons described in clause (i);

(c) The consummation (i.e. closing) of a reorganization, merger or consolidation involving the Corporation, unless, following such reorganization, merger or consolidation, all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Common Stock and the Corporation’s Voting Securities immediately prior to such reorganization, merger or consolidation, following such reorganization, merger or consolidation beneficially own, directly or indirectly, more than 75% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or trustees, as the case may be, of the entity resulting from such reorganization, merger or consolidation in substantially the same proportion as their ownership of the Outstanding Common Stock and the Corporation’s Voting Securities immediately prior to such reorganization, merger or consolidation, as the case may be;

(d) The consummation (i.e. closing) of a sale or other disposition of all or substantially all the assets of the Corporation, unless, following such sale or disposition, all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Common Stock and the Corporation’s Voting Securities immediately prior to such sale or disposition, following such sale or disposition beneficially own, directly or indirectly, more than 75% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or trustees, as the case may be, of the entity purchasing such assets in substantially the same proportion as their ownership of the Outstanding Common Stock and the Corporation’s Voting Securities immediately prior to such sale or disposition, as the case may be; or

(e) a complete liquidation or dissolution of the Corporation.

2.07. Code means the Internal Revenue Code of 1986, as amended. References to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

2.08. Committee means the Compensation Committee of the Board.

2.09. Common Stock means the common stock of the Corporation, par value $1.00 per share.

2.10. Corporation means Ampco-Pittsburgh Corporation, a Pennsylvania corporation, and its successors.

2.11. Corporation’s Voting Securities means the combined voting power of all outstanding voting securities of the Corporation entitled to vote generally in the election of directors to the Board.

2.12. Date of Grant means the date designated by the Committee as the date as of which it grants an Award, which shall not be earlier than the date on which the Committee approves the granting of such Award.

2.13. Dividend Equivalent Account means a bookkeeping account in accordance with Section 11.17 and related to an Award that is credited with the amount of any cash dividends or stock distributions that would be payable with respect to the shares of Common Stock subject to such Awards had such shares been outstanding shares of Common Stock.

2.14. Eligible Director means any director of the Corporation who is not an employee of the Corporation or any Subsidiary.

2.15. Exchange Act means the Securities Exchange Act of 1934, as amended.

2.16. Exercise Price means, with respect to Options, the amount established by the Committee in the Award Agreement in accordance with Section 6.01(b) which is required to purchase each share of Common Stock upon exercise of the Option, or with respect to a Stock Appreciation Right, the amount established by the Committee in the Award Agreement in accordance with Section 6.02(b) which is to be subtracted from the Fair Market Value on the date of exercise in order to determine the amount of the payment to be made to the Participant.

2.17. Fair Market Value means, on any date, (i) the closing sale price of a share of Common Stock, as reported on the Composite Tape for New York Stock Exchange Listed Companies (or other established stock exchange on which the Common Stock is regularly traded) on such date or, if there were no sales on such date, on the last date preceding such date on which a sale was reported; or (ii) if shares of Common Stock are not listed for trading on an established stock exchange, Fair Market Value shall be determined by the Committee in good faith and otherwise in accordance with Section 409A of the Code, and any regulations and other guidance thereunder.

2.18. Incentive Stock Option means a stock option within the meaning of Section 422 of the Code.

2.19. Merger means any merger, reorganization, consolidation, exchange, transfer of assets or other transaction having similar effect involving the Corporation.

2.20. Non-Qualified Stock Option means a stock option which is not an Incentive Stock Option.

2.21. Options means all Non-Qualified Stock Options and Incentive Stock Options granted at any time under the Plan.

2.22. Outstanding Common Stock means, at any time, the issued and outstanding shares of Common Stock.

2.23. Participant means a person designated to receive an Award under the Plan in accordance with Section 5.01.

2.24. Performance Awards means Awards granted in accordance with Article VIII.

2.25. Performance Goals means (i) net earnings or net income (before or after taxes), (ii) earnings per share or earnings per share growth, total units, or unit growth, (iii) net sales, sales growth, total revenue, or revenue growth, (iv) net operating profit, (v) return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue), (vi) cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment), (vii) earnings before or after taxes, interest, depreciation, and/or amortization, (viii) gross or operating margins, (ix) share price or relative share price (including, but not limited to, growth measures and total shareholder return), (x) market share or change in market share, (xi) customer retention or satisfaction, (xii) working capital targets and (xiii) quantifiable, objective measures of individual performance relevant to the particular individual’s job responsibilities; any one of such Goals may be measured with respect to the Corporation or any one or more of its Subsidiaries and divisions and either in absolute terms or as compared to another company or companies.

2.26. Plan has the meaning given to such term in Section 1.01.

2.27. Restricted Shares means Common Stock subject to restrictions imposed in connection with Awards granted under Article VII.

2.28. Restricted Stock Unit means a unit representing the right to receive Common Stock or the value thereof in the future subject to restrictions imposed in connection with Awards granted under Article VII.

2.29. Rule 16b-3 means Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, as the same may be amended from time to time, and any successor rule.

2.30. Securities Act means the Securities Act of 1933, as amended.

2.31. Stock Appreciation Rights means awards granted in accordance with Article VI.

2.32. Subsidiary means a subsidiary corporation of the Corporation within the meaning of Section 424(f) of the Code.

2.33. Termination of Service means the voluntary or involuntary termination of a Participant’s service as an employee, director or consultant with the Corporation or a Subsidiary for any reason, including death, disability, retirement or as the result of the divestiture of the Participant’s employer or any similar transaction in which the Participant’s employer ceases to be the Corporation or one of its Subsidiaries. Whether entering military or other government service shall constitute Termination of Service, or whether and when a Termination of Service shall occur as a result of disability, shall be determined in each case by the Committee in its sole discretion.

ARTICLE III

ADMINISTRATION

3.01. Committee.

(a) Duties and Authority. The Plan shall be administered by the Committee and the Committee shall have exclusive and final authority in each determination, interpretation or other action affecting the Plan and its Participants. The Committee shall have the sole discretionary authority to interpret the Plan, to establish and modify administrative rules for the Plan, to impose such conditions and restrictions on Awards as it determines appropriate, and to make all factual determinations with respect to and take such steps in connection with the Plan and Awards granted hereunder as it may deem necessary or advisable. The Committee shall not, however, have or exercise any discretion that would disqualify amounts payable under Article X as performance-based compensation for purposes of Section 162(m) of the Code. The Committee may delegate such of its powers and authority under the Plan as it deems appropriate to a subcommittee of the Committee or designated officers or employees of the Corporation. In addition, the full Board may exercise any of the powers and authority of the Committee under the Plan. In the event of such delegation of authority or exercise of authority by the Board, references in the Plan to the Committee shall be deemed to refer, as appropriate, to the delegate of the Committee or the Board. Actions taken by the Committee or any subcommittee thereof, and any delegation by the Committee to designated officers or employees, under this Section 3.01 shall comply with Section 16(b) of the Exchange Act, the performance-based provisions of Section 162(m) of the Code, and the regulations promulgated under each of such statutory provisions, or the respective successors to such statutory provisions or regulations, as in effect from time to time, to the extent applicable.

(b) Indemnification. Each person who is or shall have been a member of the Board or the Committee, or an officer or employee of the Corporation to whom authority was delegated in accordance with the Plan, shall be indemnified and held harmless by the Corporation against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such individual in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Corporation’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Corporation an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf; provided, however, that the foregoing indemnification shall not apply to any loss, cost, liability, or expense that is a result of his or her own willful misconduct. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Corporation’s Articles of Incorporation or Bylaws, conferred in a separate agreement with the Corporation, as a matter of law, or otherwise, or any power that the Corporation may have to indemnify them or hold them harmless.

3.02. Limitation on Vesting for Awards. Notwithstanding any provision of the Plan to the contrary, any stock-settled Award granted on or after the Effective Date that vests solely on the basis of the passage of time (e.g., not on the basis of achievement of performance goals) shall not vest more quickly than ratably over a three (3)-year period following the Date of Grant, except that the Award Agreement may reflect, or the Committee may in its discretion provide after the Date of Grant for, earlier or accelerated vesting (on a full or pro rata basis) (i) in the event of the Participant’s death, disability, retirement, or involuntary Termination of Service, (ii) upon a Change in Control, or (iii) in connection with establishing the terms and conditions of employment of a Participant necessary for the recruitment of the Participant. The provisions of this Section 3.02 shall not apply to (i) any Award that becomes vested based on the achievement of performance goals over a period of at least one year, (ii) Director Stock Awards granted under Section 7.05, or (iii) Awards involving an aggregate number of shares of Common Stock not exceeding 10% of the number of shares available for Awards under the first sentence of Section 4.01.

ARTICLE IV

SHARES

4.01. Number of Shares Issuable. The total number of shares of Common Stock authorized to be issued under the Plan shall be 1,000,000. No more than 750,000 shares of Common Stock may be issued under the Plan as Incentive Stock Options. No more than 500,000 shares of Common Stock may be issued under the Plan as Awards under Articles VII, VIII and IX. The foregoing share limits shall be subject to adjustment in accordance with Section 11.07. The shares to be offered under the Plan shall be authorized and unissued Common Stock, or issued Common Stock that shall have been reacquired by the Corporation.

4.02. Shares Subject to Terminated Awards. Common Stock covered by any unexercised portions of terminated or forfeited Options (including canceled Options) granted under Article VI, Common Stock forfeited as provided in Section 7.02(a), Stock Units and other stock-based Awards terminated or forfeited as provided in Article IX, and Common Stock subject to any Awards that are otherwise surrendered by the Participant may again be subject to new Awards under the Plan. Shares of Common Stock surrendered to or withheld by the Corporation in payment or satisfaction of the Exercise Price of an Option or Stock Appreciation Right or tax withholding obligation with respect to an Award shall not be available for the grant of new Awards under the Plan. Any Award settled in cash shall not be counted as shares of Common Stock for any purpose under the Plan.

ARTICLE V

PARTICIPATION

5.01. Eligible Participants. Participants in the Plan shall be such employees, directors and consultants of the Corporation and its Subsidiaries as the Committee, in its sole discretion, may designate from time to time. The Committee’s designation of a Participant in any year shall not require the Committee to designate such person to receive Awards or grants in any other year. The designation of a Participant to receive Awards or grants under one portion of the Plan does not require the Committee to include such Participant under other portions of the Plan. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards. Subject to adjustment in accordance with Section 11.07, in any calendar year, no Participant shall be granted Awards in respect of more than 100,000 shares of Common Stock (whether through grants of Options or Stock Appreciation Rights or other Awards of Common Stock or rights with respect thereto) or cash-based Awards for more than $750,000.

ARTICLE VI

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

6.01. Option Awards.

(a) Grant of Options. The Committee may grant, to such Participants as the Committee may select, Options entitling the Participant to purchase shares of Common Stock from the Corporation in such number, at such price, and on such terms and subject to such conditions, not inconsistent with the terms of this Plan, as may be established by the Committee. The terms of any Option granted under this Plan shall be set forth in an Award Agreement.

(b) Exercise Price of Options. The Exercise Price of each share of Common Stock which may be purchased upon exercise of any Option granted under the Plan shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant; provided, however, that the Committee shall have discretion, with respect to a Non-Qualified Stock Option, to establish an Exercise Price at less than the Fair Market Value on the Date of Grant to the extent that such Option is designed to comply with the requirements of Section 409A of the Code.

(c) Designation of Options. The Committee shall designate, at the time of the grant of each Option, the Option as an Incentive Stock Option or a Non-Qualified Stock Option; provided, however, that an Option may be designated as an Incentive Stock Option only if the applicable Participant is an employee of the Corporation on the Date of Grant.

(d) Special Incentive Stock Option Rules. To the extent that the aggregate Fair Market Value (determined as of the time the Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Corporation and its parent and subsidiary corporations) exceeds $100,000, such Incentive Stock Options shall constitute Non-Qualified Stock Options. For purposes of this Section 6.01(d), Incentive Stock Options shall be taken into account in the order in which they were granted. If pursuant to the above, an Incentive Stock Option is treated as an Incentive Stock Option in part and a Non-Qualified Stock Option in part, the Participant may designate at the time of exercise which portion shall be deemed to be exercised, and in the absence of such express designation in writing, the portion of the Option treated as an Incentive Stock Option shall be deemed to be exercised first. Further, no Incentive Stock Option shall be granted to any person who, at the time the Option is granted, owns stock (including stock owned by application of the constructive ownership rules in Section 424(d) of the Code) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation, unless at the time the Incentive Stock Option is granted the Exercise Price of the Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock subject to the Incentive Stock Option and the Incentive Stock Option, by its terms, is not exercisable for more than five years from the Date of Grant.

(e) Rights as a Shareholder. A Participant or a transferee of an Option pursuant to Section 11.04 shall have no rights as a shareholder with respect to Common Stock covered by an Option until the Participant or transferee shall have become the holder of record of any such shares, and no adjustment shall be made for dividends in cash or other property or distributions or other rights with respect to any such Common Stock for which the record date is prior to the date on which the Participant or a transferee of the Option shall have become the holder of record of any such shares covered by the Option; provided, however, that Participants are entitled to share adjustments to reflect capital changes under Section 11.07.

6.02. Stock Appreciation Rights.

(a) Stock Appreciation Right Awards. The Committee is authorized to grant to any Participant one or more Stock Appreciation Rights. Upon exercise of a Stock Appreciation Right with respect to a share of Common Stock, the Participant shall be entitled to receive an amount equal to the excess, if any, of (i) the Fair Market Value of a share of Common Stock on the date of exercise over (ii) the Exercise Price of such Stock Appreciation Right established in the Award Agreement, which amount shall be payable as provided in Section 6.02(c).

(b) Exercise Price. The Exercise Price established under any Stock Appreciation Right granted under this Plan shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant; provided, however, that the Committee shall have discretion to establish an Exercise Price at less than the Fair Market Value on the Date of Grant to the extent that such Stock Appreciation Right is designed to comply with the requirements of Section 409A of the Code.

(c) Payment of Incremental Value. Any payment which may become due from the Corporation by reason of a Participant’s exercise of a Stock Appreciation Right may be paid to the Participant as determined by the Committee (i) all in cash, (ii) all in Common Stock, or (iii) in any combination of cash and Common Stock. In the event that all or a portion of the payment is made in Common Stock, the number of shares of Common Stock delivered in satisfaction of such payment shall be determined by dividing the amount of such payment or portion thereof by the Fair Market Value on the Exercise Date. No fractional share of Common Stock shall be issued to make any payment in respect of Stock Appreciation Rights; if any fractional share would be issuable, the combination of cash and Common Stock payable to the Participant shall be adjusted as directed by the Committee to avoid the issuance of any fractional share.

6.03. Terms of Stock Options and Stock Appreciation Rights.

(a) Conditions on Exercise. An Award Agreement with respect to Options or Stock Appreciation Rights may contain such waiting periods, exercise dates and restrictions on exercise (including, but not limited to, periodic installments) as may be determined by the Committee at the time of grant.

(b) Duration of Options and Stock Appreciation Rights. Options and Stock Appreciation Rights shall terminate upon the first to occur of the following events:

(i) Expiration of the Option or Stock Appreciation Right as provided in the Award Agreement; or

(ii) Termination of the Award in the event of a Participant’s disability, retirement, death or other Termination of Service as provided in the Award Agreement; or

(iii) Ten years from the Date of Grant (five years in certain cases, as described in Section 6.01(d)).

(c) Acceleration or Extension of Exercise Time. The Committee, in its sole discretion, shall have the right (but shall not be obligated), exercisable on or at any time after the Date of Grant, to extend the exercise period of an Option or Stock Appreciation Right beyond the termination or expiration of the Option or Stock Appreciation Right under the terms of the Award Agreement; provided, in no event shall the exercise period be extended beyond the date set forth in Section 6.03(b)(iii).

6.04. Exercise Procedures. Each Option and Stock Appreciation Right granted under the Plan shall be exercised prior to the close of business on the expiration date of the Option or Stock Appreciation Right by notice to the Corporation or by such other method as provided in the Award Agreement or as the Committee may establish or approve from time to time. The Exercise Price of shares purchased upon exercise of an Option granted under the Plan shall be paid in full in cash by the Participant pursuant to the Award Agreement; provided, however, that the Committee may (but shall not be required to) permit payment to be made (a) by delivery to the Corporation of Common Stock (which may include Restricted Shares or shares otherwise issuable in connection with the exercise of the Option, subject to such rules as the Committee deems appropriate), (b) by a “net exercise” method under which the Corporation reduces the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate Exercise Price, or (c) such other consideration as the Committee deems appropriate and in compliance with applicable law (including payment under an arrangement constituting a brokerage transaction as permitted under the provisions of Regulation T applicable to cashless exercises promulgated by the Federal Reserve Board, unless prohibited by Section 402 of the Sarbanes-Oxley Act of 2002). In the event that any Common Stock shall be transferred to the Corporation to satisfy all or any part of the Exercise Price, the part of the Exercise Price deemed to have been satisfied by such transfer of Common Stock shall be equal to the product derived by multiplying the Fair Market Value as of the date of exercise times the number of shares of Common Stock transferred to the Corporation. The Participant may not transfer to the Corporation in satisfaction of the Exercise Price any fractional share of Common Stock. Any part of the Exercise Price paid in cash upon the exercise of any Option shall be added to the general funds of the Corporation and may be used for any proper corporate purpose. Unless the Committee shall otherwise determine, any Common Stock transferred to the Corporation as payment of all or part of the Exercise Price upon the exercise of any Option shall be held as treasury shares.

6.05. Change in Control. Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, all Options and Stock Appreciation Rights outstanding on the date of such Change in Control shall become immediately and fully exercisable. The provisions of this Section 6.05 shall not be applicable to any Options or Stock Appreciation Rights granted to a Participant if any Change in Control results from such Participant’s beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Common Stock or the Corporation’s Voting Securities.

ARTICLE VII

RESTRICTED SHARES AND RESTRICTED STOCK UNITS

7.01. Award of Restricted Stock and Restricted Stock Units. The Committee may grant to any Participant an Award of Restricted Shares consisting of a specified number of shares of Common Stock issued to the Participant subject to such terms, conditions and forfeiture and transfer restrictions, whether based on performance standards, periods of service, retention by the Participant of ownership of specified shares of Common Stock or other criteria, as the Committee shall establish. The Committee may also grant Restricted Stock Units representing the right to receive shares of Common Stock in the future subject to such terms, conditions and restrictions, whether based on performance standards, periods of service, retention by the Participant of ownership of specified shares of Common Stock or other criteria, as the Committee shall establish. With respect to performance-based Awards of Restricted Shares or Restricted Stock Units intended to qualify as “performance-based” compensation for purposes of Section 162(m) of the Code, performance targets will consist of specified levels of one or more of the Performance Goals. The terms of any Restricted Share and Restricted Stock Unit Awards granted under this Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with this Plan.

7.02. Restricted Shares.

(a) Issuance of Restricted Shares. As soon as practicable after the Date of Grant of a Restricted Share Award by the Committee, the Corporation shall cause to be transferred on the books of the Corporation, or its agent, Common Stock, registered on behalf of the Participant, evidencing the Restricted Shares covered by the Award, but subject to forfeiture to the Corporation as of the Date of Grant if an Award Agreement with respect to the Restricted Shares covered by the Award is not duly executed by the Participant and timely returned to the Corporation. All Common Stock covered by Awards under this Article VII shall be subject to the restrictions, terms and conditions contained in the Plan and the Award Agreement entered into by the Participant. Until the lapse or release of all restrictions applicable to an Award of Restricted Shares, the share certificates representing such Restricted Shares may be held in custody by the Corporation, its designee, or, if the certificates bear a restrictive legend, by the Participant. Upon the lapse or release of all restrictions with respect to an Award as described in Section 7.02(d), one or more share certificates, registered in the name of the Participant, for an appropriate number of shares as provided in Section 7.02(d), free of any restrictions set forth in the Plan and the Award Agreement shall be delivered to the Participant.

(b) Shareholder Rights. Beginning on the Date of Grant of the Restricted Share Award and subject to execution of the Award Agreement as provided in Section 7.02(a), the Participant shall become a shareholder of the Corporation with respect to all shares subject to the Award Agreement and shall have all of the rights of a shareholder, including, but not limited to, the right to vote such shares and the right to receive dividends; provided, however, that any Common Stock distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed, shall be subject to the same restrictions as such Restricted Shares and held or restricted as provided in Section 7.02(a).

(c) Restriction on Transferability. None of the Restricted Shares may be assigned or transferred (other than by will or the laws of descent and distribution, or to an inter vivos trust with respect to which the Participant is treated as the owner under Sections 671 through 677 of the Code, except to the extent that Section 16 of the Exchange Act limits a Participant’s right to make such transfers), pledged or sold prior to lapse of the restrictions applicable thereto.

(d) Delivery of Shares upon Vesting. Upon expiration or earlier termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee, or at such earlier time as provided under the provisions of Sections 7.03 and 7.04, the restrictions applicable to the Restricted Shares shall lapse. As promptly as administratively feasible thereafter, subject to the requirements of Section 11.05, the Corporation shall deliver to the Participant or, in case of the Participant’s death, to the Participant’s Beneficiary, one or more share certificates for the appropriate number of shares of Common Stock, free of all such restrictions, except for any restrictions that may be imposed by law.

(e) Forfeiture of Restricted Shares. Subject to Sections 3.02 and 7.04, all Restricted Shares shall be forfeited and returned to the Corporation and all rights of the Participant with respect to such Restricted Shares shall terminate unless the Participant continues in the service of the Corporation or a Subsidiary as an employee until the expiration of the forfeiture period for such Restricted Shares and satisfies any and all other conditions set forth in the Award Agreement. Subject to Section 3.02, the Committee shall determine the forfeiture period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Share Award.

7.03. Restricted Stock Units.

(a) Settlement of Restricted Stock Units. Payments shall be made to Participants with respect to their Restricted Stock Units as soon as practicable after the Committee has determined that the terms and conditions applicable to such Award have been satisfied or at a later date if distribution has been deferred. Payments to Participants with respect to Restricted Stock Units shall be made in the form of Common Stock, or cash or a combination of both, as the Committee may determine. The amount of any cash to be paid in lieu of Common Stock shall be determined on the basis of the Fair Market Value of the Common Stock on the date any such payment is processed. As to shares of Common Stock which constitute all or any part of such payment, the Committee may impose such restrictions concerning their transferability and/or their forfeiture as may be provided in the applicable Award Agreement or as the Committee may otherwise determine, provided such determination is made on or before the date certificates for such shares are first delivered to the applicable Participant.

(b) Shareholder Rights. Until the lapse or release of all restrictions applicable to an Award of Restricted Stock Units, no shares of Common Stock shall be issued in respect of such Awards and no Participant shall have any rights as a shareholder of the Corporation with respect to the shares of Common Stock covered by such Award of Restricted Stock Units.

(c) Dividend Equivalents. For any Restricted Stock Unit granted under the Plan, the Committee shall have the discretion, upon the Date of Grant or thereafter, to establish a Dividend Equivalent Account with respect to the Restricted Stock Unit, in accordance with Section 11.17.

(d) Deferral of Payment. If approved by the Committee and set forth in the applicable Award Agreement, a Participant may elect to defer the amount payable with respect to the Participant’s Restricted Stock Units in accordance with such terms as may be established by the Committee, subject to the requirements of Section 409A of the Code.

7.04. Change in Control. Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, all restrictions applicable to Restricted Shares and Restricted Stock Unit Awards shall terminate fully and the Participant shall immediately have the right to the delivery in accordance with Section 7.02(d) of a share certificate or certificates evidencing a number of shares of Common Stock equal to the full number of shares subject to each such Award (in the case of Restricted Stock) or payment in accordance with Section 7.03(a) of a number of shares of Common Stock determined by the Committee, in its discretion, but, in the case of a performance-based or other contingent Award, in no event less than the number of shares payable at the “target” level for each such Award (in the case of Restricted Stock Units). The provisions of this Section 7.04 shall not be applicable to any Restricted Share Award granted to a Participant if any Change in Control results from such Participant’s beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Common Stock or the Corporation’s Voting Securities.

7.05. Non-Employee Director Annual Stock Award Program.

(a) Annual Grants. In addition to any other Awards granted under this Plan, as of the first business day immediately following the date of each annual shareholder’s meeting of the Corporation occurring after the Effective Date and until modified by the Board (the “Director Grant Date”), each Eligible Director as of the applicable Director Grant Date shall automatically be granted a number of shares of Common Stock, rounded up to the nearest whole share, having a Fair Market Value as of the Director Grant Date equal to $25,000 (each, a “Director Stock Award”).

(b) Terms of Director Stock Awards. Each Director Stock Award shall be subject to the following terms, as well as such other terms and conditions as may be set forth in any applicable Award Agreement:

(i) As soon as practicable after the Director Grant Date, the Corporation shall cause to be transferred on the books of the Corporation shares of Common Stock, registered on behalf of the Eligible Director, evidencing such Director Stock Award.

(ii) Beginning on the Director Grant Date, the Eligible Director shall become a shareholder of the Corporation with respect to all Common Stock subject to the Director Stock Award and shall have all of the rights of a stockholder, including, but not limited to, the right to vote such Common Stock and the right to receive dividends paid with respect to such Common Stock.

ARTICLE VIII

PERFORMANCE AWARDS

8.01. Performance Awards.

(a) Award Periods and Calculations of Potential Incentive Amounts. The Committee may grant Performance Awards to Participants. A Performance Award shall consist of the right to receive a payment (measured by the Fair Market Value of a specified number of shares of Common Stock, increases in such Fair Market Value during the Award Period and/or a fixed cash amount) contingent upon the extent to which certain predetermined performance targets have been met during an Award Period. The Award Period shall be one or more fiscal or calendar years as determined by the Committee. The Committee, in its discretion and under such terms as it deems appropriate, may permit newly eligible Participants, such as those who are promoted or newly hired, to receive Performance Awards after an Award Period has commenced.

(b) Performance Targets. Subject to Section 11.18, the performance targets applicable to a Performance Award may include such goals related to the performance of the Corporation or, where relevant, any one or more of its Subsidiaries or divisions and/or the performance of a Participant as may be established by the

Committee in its discretion. In the case of Performance Awards to “covered employees” (as defined in Section 162(m) of the Code), the targets will be limited to specified levels of one or more of the Performance Goals. The performance targets established by the Committee may vary for different Award Periods and need not be the same for each Participant receiving a Performance Award in an Award Period.

(c) Earning Performance Awards. The Committee, at or as soon as practicable after the Date of Grant, shall prescribe a formula to determine the percentage of the Performance Award to be earned based upon the degree of attainment of the applicable performance targets.

(d) Payment of Earned Performance Awards. Subject to the requirements of Section 11.05, payments of earned Performance Awards shall be made in cash or Common Stock, or a combination of cash and Common Stock, in the discretion of the Committee. The Committee, in its sole discretion, may define, and set forth in the applicable Award Agreement, such terms and conditions with respect to the payment of earned Performance Awards as it may deem desirable.

(e) Dividend Equivalents. For any Performance Award granted under the Plan, the Committee shall have the discretion, upon the Date of Grant or thereafter, to establish a Dividend Equivalent Account with respect to the Performance Award in accordance with Section 11.17.

8.02. Termination of Service. In the event of a Participant’s Termination of Service during an Award Period, the Participant’s Performance Awards shall be forfeited except as may otherwise be provided in the applicable Award Agreement.

8.03. Change in Control. Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, all Performance Awards for all Award Periods shall immediately become fully vested and payable to all Participants and shall be paid to Participants in accordance with Section 8.01(d), within 30 days after such Change in Control. The provisions of this Section 8.03 shall not be applicable to any Performance Award granted to a Participant if any Change in Control results from such Participant’s beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Common Stock or the Corporation’s Voting Securities.

ARTICLE IX

OTHER STOCK-BASED AWARDS

9.01. Grant of Other Stock-Based Awards. Other stock-based awards, consisting of stock purchase rights (with or without loans to Participants by the Corporation containing such terms as the Committee shall determine), Awards of Common Stock, or Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, may be granted either alone or in addition to or in conjunction with other Awards under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be granted pursuant to such Awards, and all other conditions of the Awards. Any such Award shall be confirmed by an Award Agreement executed by the Committee and the Participant, which Award Agreement shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of this Plan with respect to such Award.

9.02. Terms of Other Stock-Based Awards. In addition to the terms and conditions specified in the Award Agreement, Awards made pursuant to this Article IX shall be subject to the following:

(a) Any Common Stock subject to Awards made under this Article IX may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses; and

(b) For any such Award, the Committee shall have the discretion, upon the Date of Grant or thereafter, to establish a related Dividend Equivalent Account, in accordance with Section 11.17; and

(c) Subject to Section 3.02, the Award Agreement with respect to any Award shall contain provisions dealing with the disposition of such Award in the event of a Termination of Service prior to the exercise, payment or other settlement of such Award, with such provisions taking into account of the specific nature and purpose of the Award.

ARTICLE X

SHORT-TERM CASH INCENTIVE AWARDS

10.01. Eligibility. Executive officers of the Corporation who are from time to time determined by the Committee to be “covered employees” for purposes of Section 162(m) of the Code will be eligible to receive short-term cash incentive awards under this Article X.

10.02. Awards.

(a) Performance Targets. The Committee shall establish objective performance targets based on specified levels of one or more of the Performance Goals. Such performance targets shall be established by the Committee on a timely basis to ensure that the targets are considered “preestablished” for purposes of Section 162(m) of the Code.

(b) Amounts of Awards. In conjunction with the establishment of performance targets for a fiscal year or such other short-term performance period established by the Committee, the Committee shall adopt an objective formula (on the basis of percentages of Participants’ salaries, shares in a bonus pool or otherwise) for computing the respective amounts payable under the Plan to Participants if and to the extent that the performance targets are attained. Such formula shall comply with the requirements applicable to performance-based compensation plans under Section 162(m) of the Code and, to the extent based on percentages of a bonus pool, such percentages shall not exceed 100% in the aggregate.

(c) Payment of Awards. Awards will be payable to Participants in cash each year upon prior written certification by the Committee of attainment of the specified performance targets for the preceding fiscal year or other applicable performance period.

(d) Negative Discretion. Notwithstanding the attainment by the Corporation of the specified performance targets, the Committee shall have the discretion, which need not be exercised uniformly among the Participants, to reduce or eliminate the Award that would be otherwise paid.

(e) Guidelines. The Committee may adopt from time to time written policies for its implementation of this Article X. Such guidelines shall reflect the intention of the Corporation that all payments hereunder qualify as performance-based compensation under Section 162(m) of the Code.

(f) Non-Exclusive Arrangement. The adoption and operation of this Article X shall not preclude the Board or the Committee from approving other short-term incentive compensation arrangements for the benefit of individuals who are Participants hereunder as the Board or Committee, as the case may be, deems appropriate and in the best interests of the Corporation.

ARTICLE XI

TERMS APPLICABLE GENERALLY TO AWARDS GRANTED

UNDER THE PLAN

11.01. Plan Provisions Control Award Terms. Except as provided in Section 11.16, the terms of the Plan shall govern all Awards granted under the Plan, and in no event shall the Committee have the power to grant any Award under the Plan which is contrary to any of the provisions of the Plan. In the event any provision of any Award granted under the Plan shall conflict with any provision in the Plan as constituted on the Date of Grant of such Award, the provision in the Plan as constituted on the Date of Grant of such Award shall control. Except as provided in Section 11.03 and Section 11.07, the terms of any Award granted under the Plan may not be changed after the Date of Grant of such Award so as to materially decrease the value of the Award without the express written approval of the holder.

11.02. Award Agreement. No person shall have any rights under any Award granted under the Plan unless and until the Corporation and the Participant to whom such Award shall have been granted shall have executed and delivered an Award Agreement or received any other Award acknowledgment authorized by the Committee expressly granting the Award to such person and containing provisions setting forth the terms of the Award.

11.03. Modification of Award After Grant. No Award granted under the Plan to a Participant may be modified (unless such modification does not materially decrease the value of the Award) after the Date of Grant except by express written agreement between the Corporation and the Participant, provided that any such change (a) shall not be inconsistent with the terms of the Plan, and (b) shall be approved by the Committee.

11.04. Limitation on Transfer. Except as provided in Section 7.02(c) in the case of Restricted Shares, a Participant’s rights and interest under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution, and during the lifetime of a Participant, only the Participant personally (or the Participant’s personal representative) may exercise rights under the Plan. The Participant’s Beneficiary may exercise the Participant’s rights to the extent they are exercisable under the Plan following the death of the Participant. Notwithstanding the foregoing, to the extent permitted under Section 16(b) of the Exchange Act with respect to Participants subject to such Section, the Committee may grant Non-Qualified Stock Options that are transferable, without payment of consideration, to immediate family members of the Participant or to trusts or partnerships for such family members, and the Committee may also amend outstanding Non-Qualified Stock Options to provide for such transferability.

11.05. Taxes. The Corporation shall be entitled, if the Committee deems it necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Corporation with respect to any amount payable and/or shares issuable under such Participant’s Award, or with respect to any income recognized upon a disqualifying disposition of shares received pursuant to the exercise of an Incentive Stock Option, and the Corporation may defer payment or issuance of the cash or shares upon exercise or vesting of an Award unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Committee and shall be payable by the Participant at such time as the Committee determines in accordance with the following rules:

(a) The Participant shall have the right to elect to meet his or her withholding requirement (i) by having withheld from such Award at the appropriate time that number of shares of Common Stock, rounded down to the next whole share, whose Fair Market Value is equal to the amount of withholding taxes due, (ii) by direct payment to the Corporation in cash of the amount of any taxes required to be withheld with respect to such Award or (iii) by a combination of shares and cash.

(b) In the case of Participants who are subject to Section 16 of the Exchange Act, the Committee may impose such limitations and restrictions as it deems necessary or appropriate with respect to the delivery or withholding of shares of Common Stock to meet tax withholding obligations.

11.06. Surrender of Awards. Any Award granted under the Plan may be surrendered to the Corporation for cancellation on such terms as the Committee and the Award holder approve. With the consent of the Participant, the Committee may substitute a new Award under this Plan in connection with the surrender by the Participant of an equity compensation award previously granted under this Plan or any other plan sponsored by the Corporation; provided, however, that no such substitution shall be permitted without the approval of the Corporation’s shareholders if such approval is required by the rules of any applicable stock exchange.

11.07. Adjustments to Reflect Capital Changes.

(a) Recapitalization. In the event of any corporate event or transaction (including, but not limited to, a change in the Common Stock or the capitalization of the Corporation) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Corporation, a combination or exchange of Common Stock, dividend in kind, or other like change in capital structure, number of outstanding shares of Common Stock, distribution (other than normal cash dividends) to shareholders of the Corporation, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall make equitable and appropriate adjustments and substitutions, as applicable, to or of the number and kind of shares subject to outstanding Awards, the Exercise Price for such shares, the number and kind of shares available for future issuance under the Plan and the maximum number of shares in respect of which Awards can be made to any Participant in any calendar year, and other determinations applicable to outstanding Awards. The Committee shall have the power and sole discretion to determine the amount of the adjustment to be made in each case.

(b) Merger. After any Merger in which the Corporation is the surviving corporation, each Participant shall, at no additional cost, be entitled upon any exercise of all Options or receipt of other Award to receive (subject to any required action by shareholders), in lieu of the number of shares of Common Stock receivable or exercisable pursuant to such Award, the number and class of shares or other securities to which such Participant would have been entitled pursuant to the terms of the Merger if, at the time of the Merger, such Participant had been the holder of record of a number of shares equal to the number of shares receivable or exercisable pursuant to such Award. Comparable rights shall accrue to each Participant in the event of successive Mergers of the character described above. Notwithstanding Section 11.15, in the event of a Merger in which the Corporation is not the surviving corporation, outstanding Awards shall be subject to the agreement governing the Merger, which may provide, without limitation, for the assumption of Awards by the surviving corporation or its parent or subsidiary, for the substitution by the surviving corporation or its parent or subsidiary of its own awards for such Awards, for accelerated vesting and accelerated expiration, or for settlement in cash or cash equivalents. In any event, the exercise and/or vesting of any Award that was permissible solely by reason of this Section 11.07(b) shall be conditioned upon the consummation of the Merger.

(c) Options to Purchase Shares or Stock of Acquired Companies. After any Merger in which the Corporation or a Subsidiary shall be a surviving corporation, the Committee may grant substituted Options under the provisions of the Plan, pursuant to Section 424 of the Code, replacing old options granted under a plan of another party to the Merger whose shares or stock subject to the old options may no longer be issued following the Merger. The foregoing adjustments and manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustments may provide for the elimination of any fractional shares which might otherwise become subject to any Options.

11.08. No Right to Continued Service. No person shall have any claim of right to be granted an Award under this Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the service of the Corporation or any of its Subsidiaries.

11.09. Awards Not Includable for Benefit Purposes. Payments received by a Participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any pension, group insurance or other benefit plan applicable to the Participant which is maintained by the Corporation or any of its Subsidiaries, except as may be provided under the terms of such plans or determined by the Board.

11.10. Governing Law. All determinations made and actions taken pursuant to the Plan shall be governed by the laws of the Commonwealth of Pennsylvania and construed in accordance therewith.

11.11. No Strict Construction. No rule of strict construction shall be implied against the Corporation, the Committee, or any other person in the interpretation of any of the terms of the Plan, any Award granted under the Plan or any rule or procedure established by the Committee.

11.12. Compliance with Rule 16b-3. It is intended that, unless the Committee determines otherwise, Awards under the Plan be eligible for exemption under Rule 16b-3. The Board is authorized to amend the Plan and to make any such modifications to Award Agreements to comply with Rule 16b-3, as it may be amended from time to time, and to make any other such amendments or modifications as it deems necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Rule 16b-3.

11.13. Captions. The captions (i.e., all Section headings) used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions have been used in the Plan.

11.14. Severability. Whenever possible, each provision in the Plan and every Award at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan and every other Award at any time granted under the Plan shall remain in full force and effect.

11.15. Amendment and Termination.

(a) Amendment. The Board shall have complete power and authority to amend the Plan at any time; provided, however, that the Board shall not, without the requisite affirmative approval of shareholders of the Corporation, make any amendment which requires shareholder approval under the Code or under any other applicable law or rule of any stock exchange which lists Common Stock or the Corporation’s Voting Securities. No termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted under the Plan, adversely affect the right of such individual under such Award.

(b) Termination. The Board shall have the right and the power to terminate the Plan at any time. No Award shall be granted under the Plan after the termination of the Plan, but the termination of the Plan shall not have any other effect and any Award outstanding at the time of the termination of the Plan may be exercised after termination of the Plan at any time prior to the expiration date of such Award to the same extent such Award would have been exercisable had the Plan not terminated.

(c) No Repricing Without Shareholder Approval. Notwithstanding any provision herein to the contrary, the repricing of Options or Stock Appreciation Rights is prohibited without prior approval of the Corporation’s shareholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an Option or Stock Appreciation Right to lower its Exercise Price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling an Option or Stock Appreciation Right at a time when its Exercise Price is greater than the Fair Market Value of the underlying Common Stock in exchange for another Award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change under Section 11.07 above. Such cancellation and exchange as described in clause (iii) of the preceding sentence would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

11.16. Foreign Qualified Awards. Awards under the Plan may be granted to such employees of the Corporation and its Subsidiaries who are residing in foreign jurisdictions as the Committee in its sole discretion may determine from time to time. The Committee may adopt such supplements to the Plan as may be necessary or appropriate to comply with the applicable laws of such foreign jurisdictions and to afford Participants favorable treatment under such laws; provided, however, that no Award shall be granted under any such supplement with terms or conditions inconsistent with the provision set forth in the Plan.

11.17. Dividend Equivalents. For any Award granted under the Plan, the Committee shall have the discretion, upon the Date of Grant or thereafter, to establish a Dividend Equivalent Account with respect to the

Award, and the applicable Award Agreement or an amendment thereto shall confirm such establishment. If a Dividend Equivalent Account is established, the following terms shall apply:

(a) Terms and Conditions. Dividend Equivalent Accounts shall be subject to such terms and conditions as the Committee shall determine and as shall be set forth in the applicable Award Agreement. Such terms and conditions may include, without limitation, for the Participant’s Account to be credited as of the record date of each cash dividend on the Common Stock with an amount equal to the cash dividends which would be paid with respect to the number of shares of Common Stock then covered by the related Award if such shares of Common Stock had been owned of record by the Participant on such record date.

(b) Unfunded Obligation. Dividend Equivalent Accounts shall be established and maintained only on the books and records of the Corporation and no assets or funds of the Corporation shall be set aside, placed in trust, removed from the claims of the Corporation’s general creditors, or otherwise made available until such amounts are actually payable as provided hereunder.

(c) Performance Award Limitations. Notwithstanding any other provision of this Section 11.17 or the Plan to the contrary, amounts credited to a Participant’s Dividend Equivalent Account with respect to any unvested portions of an Award whose vesting is subject to the achievement of specified Performance Goals or other performance-based criteria shall be subject to the same vesting or forfeiture restrictions as the shares or units underlying the Award to which such dividend equivalents relate.

11.18. Adjustment of Performance Goals and Targets. Notwithstanding any provision of the Plan to the contrary, the Committee shall have the authority to adjust any Performance Goal, performance target or other performance-based criteria established with respect to any Award under the Plan if circumstances occur (including, but not limited to, unusual or nonrecurring events, changes in tax laws or accounting principles or practices or changed business or economic conditions) that cause any such Performance Goal, performance target or performance-based criteria to be inappropriate in the judgment of the Committee; provided, that with respect to any Award that is intended to qualify for the “performance-based compensation” exception under Section 162(m) of the Code and the regulations thereunder, any adjustment by the Committee shall be consistent with the requirements of Section 162(m) and the regulations thereunder.

11.19. Legality of Issuance. Notwithstanding any provision of this Plan or any applicable Award Agreement to the contrary, the Committee shall have the sole discretion to impose such conditions, restrictions and limitations (including suspending exercises of Options or Stock Appreciation Rights and the tolling of any applicable exercise period during such suspension) on the issuance of Common Stock with respect to any Award unless and until the Committee determines that such issuance complies with (i) any applicable registration requirements under the Securities Act (or the Committee has determined that an exemption therefrom is available), (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed, (iii) any applicable Corporate policy or administrative rules, and (iv) any other applicable provision of state, federal or foreign law, including foreign securities laws where applicable.

11.20. Restrictions on Transfer. Regardless of whether the offering and sale of Common Stock under the Plan have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Corporation may impose restrictions upon the sale, pledge, or other transfer of such Common Stock (including the placement of appropriate legends on stock certificates) if, in the judgment of the Corporation and its counsel, such restrictions are necessary or desirable to achieve compliance with the provisions of the Securities Act, the securities laws of any state, the United States or any other applicable foreign law.

11.21. Further Assurances. As a condition to receipt of any Award under the Plan, a Participant shall agree, upon demand of the Corporation, to do all acts and execute, deliver and perform all additional documents, instruments and agreements which may be reasonably required by the Corporation, to implement the provisions and purposes of the Plan.

11.22. Compliance with Section 409A. The Plan is intended to comply with the requirements of Section 409A of the Code to the extent an Award is intended to be subject to or otherwise exempt from

Section 409A. Consistent with that intent, the Plan shall be interpreted in a manner consistent with Section 409A and in the event that any provision that is necessary for the Plan to comply with Section 409A is determined by the Committee, in its sole discretion, to have been omitted, such omitted provision shall be deemed included herein and is hereby incorporated as part of the Plan. In addition, and notwithstanding any provision of the Plan to the contrary, the Corporation reserves the right to amend the Plan or any Award granted under the Plan, by action of the Committee, without the consent of any affected Participant, to the extent deemed necessary or appropriate for purposes of maintaining compliance with Section 409A of the Code and the regulations promulgated thereunder.

11.23. Recovery of Compensation in Connection with Financial Restatement. Notwithstanding any other provision of this Plan or any applicable Award Agreement to the contrary, if the Board determines that the Corporation is required to restate its financial statements due to material noncompliance with any financial reporting requirement under the law, whether such noncompliance is the result of misconduct or other circumstances, a Participant shall be required to reimburse the Corporation for any amounts earned or payable with respect to an Award to the extent required by and otherwise in accordance with applicable law and any of the Corporation’s policies.

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING; BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
AMPCO-PITTSBURGH CORPORATION 600 GRANT STREET SUITE 4600 PITTSBURGH, PA 15219	IF YOU CHOOSE TO CUMULATE VOTES FOR DIRECTORS YOU MUST VOTE BY MAIL.
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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M30269-P08057	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

AMPCO-PITTSBURGH CORPORATION		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Vote on Directors
1. Election of Directors
Nominees:		☐	☐	☐
01) William K. Lieberman
02) Stephen E. Paul
03) Carl H. Pforzheimer, III

							For	Against	Abstain
Vote on Proposals
	2. To approve, in a non-binding vote, the compensation of the named executive officers.						☐	☐	☐
						1 Year	2 Years	3 Years	Abstain
	3. To recommend, in a non-binding vote, the frequency of shareholder votes on executive compensation.					☐	☐	☐	☐
							For	Against	Abstain
	4. To approve the Ampco-Pittsburgh Corporation 2011 Omnibus Incentive Plan.						☐	☐	☐
	5. To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2011.						☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” All OF THE NOMINEES LISTED IN ITEM 1; A VOTE “FOR” ITEM 2; A VOTE “FOR” 3 YEARS IN ITEM 3; A VOTE “FOR” ITEM 4; AND A VOTE “FOR” ITEM 5.
All proxies heretofore given or executed with respect to the shares of stock represented by this proxy are by the filing of this proxy, expressly revoked.

To cumulate votes as to a particular nominee as explained in the Proxy Statement, check box to the right, multiply the number of shares held by you by three and vote the result for the nominees listed in any proportion, then indicate the name(s) and the number of votes to be given to such nominee(s) on the reverse side of this card. Please do not check box unless you want to exercise cumulative voting.

☐

NOTE: Signature should conform exactly to name as stenciled hereon. Executors, administrators, guardians, trustees, attorneys and officers signing for a corporation should give full title. For joint accounts each owner must sign.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of

Shareholders to be Held on May 5, 2011:

The Proxy Statement and the Annual Report of the Corporation are available at

http://www.Ampcopittsburgh.com/financial.html.

The Notice and Proxy Statement and Form 10-K are also available at www.proxyvote.com.

M30270-P08057

AMPCO-PITTSBURGH CORPORATION

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Robert A. Paul and Rose Hoover, and each of them, as proxies with full power of substitution to vote, as specified on the reverse side, the shares of stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of AMPCO-PITTSBURGH CORPORATION, to be held at The Duquesne Club, in The Carnegie Room, 3rd Floor, 325 Sixth Avenue, Pittsburgh, PA, on Thursday, May 5, 2011, at 10:00 a.m., and any adjournments thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED: FOR THE NOMINEES LISTED IN ITEM 1 (OR, IN THE DISCRETION OF THE PROXIES, THE SHARES MAY BE VOTED CUMULATIVELY); FOR PROPOSAL 2; FOR THREE YEARS IN PROPOSAL 3; AND FOR PROPOSALS 4 AND 5. THE PROXIES NAMED ABOVE ARE AUTHORIZED TO VOTE IN THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

PLEASE SIGN ON REVERSE SIDE and mail in the enclosed, postage prepaid envelope.

CUMULATE

(If you noted cumulative voting instructions above, please check the corresponding box on the reverse side.)